UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brinker International, Inc.

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BRINKER

INTERNATIONAL®

2020	Notice of Annual Meeting and Proxy Statement

B R I N K E R

INTERNATIONAL®

3000 Olympus Blvd.

Dallas, Texas 75019

(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Virtual Meeting Only - No Physical Meeting Location

To Be Held November 5, 2020 at 9:00 a.m. (CST)

September 25, 2020

Dear Shareholder:

We invite you to attend the annual meeting of shareholders (“Annual Meeting”) of Brinker International, Inc. (sometimes referred to here as “Brinker,” “we,” “us,” “our,” or the “Company”) to be held at 9:00 a.m. (CST) on Thursday, November 5, 2020, via a live audio-only webcast. In light of the COVID-19 pandemic, for the safety of our shareholders, associates and other members of the community, the Annual Meeting will be held in a virtual meeting format only with no physical location. Only shareholders who held shares as of the record date, September 8, 2020, may attend the Annual Meeting.

Prior registration to attend and participate in the Annual Meeting at www.proxydocs.com/EAT is required by 5:00 p.m. (CST) on November 3, 2020. Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, view the list of our shareholders of record, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2020 Annual Meeting in person.

At the Annual Meeting, we will: (1) elect ten (10) directors for one-year terms; (2) vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal 2021 year; (3) cast an advisory vote to approve executive compensation; and (4) conduct any other business properly brought before the meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting virtually, please take time to vote. If you decide not to attend the Annual Meeting virtually, you may vote on these proposals by proxy prior to the Annual Meeting. To do so, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials you received online or by telephone after your review of the proxy materials at www.proxydocs.com/EAT (by using your control number on the Notice of Internet Availability of Proxy Materials to access the website) or, upon your request, after receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote if you prefer. We encourage you to vote online prior to the Annual Meeting. It is convenient and saves postage and processing costs. If you vote online prior to the Annual Meeting, by mail, or by telephone and later decide to attend the virtual Annual Meeting, you may participate in the Annual Meeting and vote.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement, and the 2020 Annual Report are first being made available to shareholders on September 25, 2020.

We look forward to speaking with you at the meeting.

Very truly yours,

Wyman T. Roberts

President and Chief Executive Officer

of Brinker International, Inc. and

President of Chili’s Grill & Bar

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2020

Brinker’s Proxy Statement and 2020 Annual Report for the year ended June 24, 2020 are available at www.proxydocs.com/EAT

BRINKER INTERNATIONAL, INC.

Making People Feel Special	Brinker International • 2020 Notice & Proxy

PROXY SUMMARY

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before casting your vote.

ANNUAL MEETING INFORMATION

Thursday, November 5, 2020 9:00 AM (CST)
The Annual Meeting will occur via a live audio-only webcast.* There is no physical location for the 2020 Annual Meeting
Tuesday, September 8, 2020 Only shareholders as of the Record Date are entitled to vote

*

We have adopted a virtual format for our 2020 Annual Meeting. In order to attend and participate in the Annual Meeting, you must register in advance at www.proxydocs.com/EAT prior to the deadline of November 3, 2020 at 5:00 p.m. (CST). Upon completing your registration, (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, view the list of our shareholders of record, submit questions, and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting.

SHAREHOLDERS ACTION

Proposals:		Board Voting Recommendation	Votes Required	Page Reference

1	Election of Directors	FOR each nominee	Majority of Votes Cast	3 - 6

2	Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	7

3	Advisory Vote to Approve Executive Compensation	FOR	Majority of Votes Cast	8

VOTING YOUR SHARES PRIOR TO THE ANNUAL MEETING

Your vote is important. Whether you plan to attend and participate in the virtual Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote prior to the Annual Meeting. You may vote:

Online

Visit www.proxypush.com/EAT, and enter your control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials, proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Phone

Call the toll free phone number (866-785-4032) and enter your control number needed to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials, proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name)

By Mail Request, complete and mail a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials

If you submit your proxy by telephone or online, you do not need to return your proxy card by mail.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 1

INFORMATION ABOUT THE BOARD OF DIRECTORS

Committees of the Board of Directors

The Board of Directors has the following standing committees and current committee composition:

Board Members	Age	Director Since	Audit Committee	Compensation Committee	Governance & Nominating Committee

Joseph M. DePinto(1)	57	2010

Frances L. Allen(2)	58	2020

Cindy L. Davis	58	2019		M	M

Harriet Edelman	64	2008	M		C

William T. Giles	61	2013	C	M

James C. Katzman	53	2018	M		M

Alex G. Macedo(2)	43	2020

George R. Mrkonic	68	2003		C	M

Prashant N. Ranade	67	2019	M	M

Wyman T. Roberts(3)	61	2013

Meetings During Fiscal 2020			8	6	4

C — Committee Chair

M — Member

(1) Chairman	of the Board

(2) Ms.	Allen and Mr. Macedo were appointed to the Board on July 29, 2020, and are not currently appointed to any committees.

(3) As	the only non-independent member of the Board, Mr. Roberts does not serve on any Board committees.

Board Skills and Diversity

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

Our Board is also diverse in age, gender and tenure, as reflected on the following illustrations:

2 Brinker International • 2020 Notice & Proxy	Making People Feel Special

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the election of all of the nominees named below. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. However, if any nominee becomes unable or unwilling to serve as a nominee at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors may reduce the size of the Board of Directors, or leave a vacancy that the Board of Directors may fill at a later date. All nominees are currently serving as directors of the Company and all were either elected by the shareholders at the 2019 annual meeting of shareholders or subsequently appointed to the Board of Directors. Ms. Allen and Mr. Macedo were duly appointed by the Board of Directors in July 2020, after being recommended by the Governance and Nominating Committee for appointment to serve on the Company’s Board of Directors following the process outlined in the section title Internal Process of Identifying Candidates in this Proxy Statement, which included recommendations for appointment by a third-party search firm.

Information About Nominees

We are furnishing below certain biographical information about each of the ten nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee:

∎ Frances L. Allen

Ms. Allen is Chief Executive Officer of Checkers Drive-In Restaurants, Inc., one of the largest chains of double drive-thru restaurants in the U.S., having served in this role since February 2020. Previously, Ms. Allen served as Chief Executive Officer of Boston Market Corp., a fast casual restaurant, from May 2018 to February 2020, and President of Jack in the Box, Inc. from October 2014 to February 2018. Ms. Allen currently serves on the Board of Directors of Checkers Drive-In Restaurants, Inc. and previously served on the Board of Directors of MarineMax, Inc. She also serves as a member of the Advisory Board of No Kid Hungry.

Director since 2020 Age: 58 Board Committees: None Other Public Company Boards: None	Director Qualifications

Ms. Allen brings over thirty years of expertise derived from her leadership for various consumer brands, including most recently as CEO and President of two different restaurant brands. She has eight years of working closely with the boards of directors of publicly-traded companies. Her experience spanning over several retail segments (including 13 years in the restaurant industry) gives her valuable insight into corporate strategy, marketing and sales.

∎ Cynthia (Cindy) L. Davis

Ms. Davis is a former Nike executive where she served as Vice President of Nike, Inc., a global provider of athletic footwear and apparel, and President of Nike Golf from September 2008 to October 2014, after having served in various other positions with Nike since January 2005. Prior to that, Ms. Davis was Senior Vice President at Golf Channel, a division of Comcast Corporation, from January 2001 to December 2004, and was formerly President and Chief Executive Officer of Arnold Palmer Golf Management, LLC from March 1998 to December 2000. Ms. Davis serves on the Board of Directors of Deckers Outdoor Corporation and Kennametal, Inc., and previously served on the Board of Buffalo Wild Wings, Inc.

Director since 2019 Age: 58 Board Committees: Compensation and Governance & Nominating Other Public Company Boards: Deckers Outdoor Corporation and Kennemetal, Inc.	Director Qualifications

Ms. Davis brings extensive experience as a senior officer of multiple national and international companies, including service as the president of a division of a large, publicly traded retail company. She has a broad understanding of corporate strategy, sales, marketing, and operations management, and has served on boards of several publicly traded companies, including a chain restaurant company.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 3

∎ Joseph M. DePinto

Mr. DePinto is Chairman of the Board of Directors of the Company, serving in this position since November 2013. He is President and Chief Executive Officer of 7-Eleven, Inc., a large multi-unit retail company, serving in this position since December 2005. Previously, Mr. DePinto served as President of GameStop Corporation from March 2005 to December 2005. Prior to GameStop, he was employed by 7-Eleven, Inc. from 2002 to 2005 in various roles, most recently Vice President, Operations, from 2003 to 2005. Mr. DePinto currently serves on the Board of Directors of 7-Eleven, Inc. and 7 & i Holdings Co., Ltd. He also serves on the Boards of the Business Executives for National Security, the National Association of Convenience Stores, the UT Southwestern Medical Foundation, the Johnny Mac Soldiers Fund and the Dallas Citizens Council. Additionally, Mr. DePinto is a council member of the George W. Bush Presidential Center Military Service Initiative, the Kellogg School of Management Global Advisory Board, and the Dallas Stars Ownership Advisory Group. In December 2017, Mr. DePinto was appointed a Civilian Aide to the Secretary of the Army.

Director since 2010 Age: 57 Board Committees: None Other Public Company Boards: 7 & i Holdings Co.	Director Qualifications

Mr. DePinto brings his skills and knowledge as chief executive of a large multi-unit retail company operating in domestic and international markets, as well as his experience serving on the boards of other large or public companies. He provides a significant broad-based understanding of leading a large public company, as well as a unique understanding of all aspects of retailing, including operations, marketing, finance and strategic planning.

∎ Harriet Edelman

Ms. Edelman is Special Advisor to the Chairman of Emigrant Bank, a private financial institution, having served in this role since September 2019, after formerly serving as Vice Chairman since November 2010. Previously, Ms. Edelman served as Advisor to the Chairman of Emigrant Bank from June 2008 through October 2010. Prior to Emigrant Bank, Ms. Edelman served as a member of the Executive Committee of Avon Products, Inc., as Senior Vice President and Chief Information Officer of Avon Products, Inc. from January 2000 through March 2008, as Senior Vice President, Global Supply Chain from May 1996 to January 2000, and in executive roles in Sales and Marketing. Ms. Edelman serves as a management participant of the Board of Emigrant Bank, and also sits on the Board of Directors for Assurant, Inc. and is the Chair of the Board of Bed Bath & Beyond Inc. Ms. Edelman served on the Board of UCB Pharma from 2012 until 2017. She served as Vice Chairman on the Board of Trustees of Bucknell University until she stepped down from the Board in June 2020.

Director since 2008 Age: 64 Board Committees: Audit and Governance & Nominating Other Public Company Boards: Assurant, Inc. Bed Bath & Beyond Inc.	Director Qualifications

Ms. Edelman brings more than 18 years of experience serving on large public company boards; working as a senior officer in a worldwide retail company in areas of marketing, sales, information technology, e-commerce, supply chain management and global business; and leading a financial services enterprise. Ms. Edelman has served on Nominating and Governance, Compensation, Audit, and Executive Committees of the organizations she has served.

∎ William T. Giles

Mr. Giles is the Chief Financial Officer and Executive Vice President—Finance, Information Technology and Store Development, Customer Satisfaction for AutoZone, a retailer of automotive parts, and has served in such role since October 2012. Prior to that, he served as Executive Vice President and Chief Financial Officer from May 2006 to October 2012. Mr. Giles is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Giles currently sits on the Board of Directors for The AutoZone Liberty Bowl and Youth Villages.

Director since 2013 Age: 61 Board Committees: Audit and Compensation Other Public Company Boards: None	Director Qualifications

Mr. Giles brings more than 30 years of financial proficiency and business leadership in the retail products industry and skills as chief financial officer of a public company. He provides unique insights into the strategic, governance and financial issues facing public companies in the retail industry.

4 Brinker International • 2020 Notice & Proxy	Making People Feel Special

∎ James C. Katzman

Mr. Katzman is a retired Partner of Goldman Sachs, a multinational investment bank, having served in that role from December 2004 to March 2015. Prior to being appointed Partner, Mr. Katzman served as a Managing Director from December 2000 to November 2004. Mr. Katzman currently sits on the boards of The Hershey Company, the Hershey Trust Company, Milton Hershey School, San Francisco Ballet, and Boys & Girls Clubs of Metro Phoenix. He also serves on the Advisory Board of the Program for Financial Studies at Columbia Business School and the President’s Leadership Council of Dartmouth College.

Director since 2018 Age: 53 Board Committees: Audit and Governance & Nominating Other Public Company Boards: The Hershey Company	Director Qualifications

Mr. Katzman brings extensive experience in the multinational investment banking industry. He also provides valuable knowledge of complex corporate financial matters, merger transactions and risk management oversight, as well as experience in public company board service.

∎ Alex G. Macedo

Mr. Macedo most recently served as President of Tim Hortons, a multi-national fast food restaurant chain, from December 2017 to March 2020. Prior to this, he led teams in several roles with Restaurant Brands International, Inc., a multi-national fast food holding company, including President of Burger King North America from April 2013 to December 2017, Senior Vice President and General Manager of Burger King, USA from August 2012 to April 2013, and as Senior Vice President and Head of Marketing of Burger King, USA from July 2011 to August 2012. Mr. Macedo previously served on the board of directors of Carrols Restaurant Group, Inc.

Director since 2020 Age: 43 Board Committees: None Other Public Company Boards: None	Director Qualifications

Mr. Macedo brings a depth of knowledge regarding the restaurant industry from his experience as a senior leader of two different multi-unit and multi-national restaurant brands, as well as his past experience as a director for a publicly-traded restaurant company. He provides expertise on marketing and corporate strategy as it relates to the restaurant industry in both the national and global markets.

∎ George R. Mrkonic

Mr. Mrkonic is the Non-Executive Chairman of MARU Group, a cloud-based customer insight market research firm based in London and Toronto, since January 2016. Previously he served as the Non-Executive Chairman of Paperchase Products Limited, London, UK , a stationary and gift wrap retailer, from 2005 to 2017, and as President of Borders Group, Inc. from December 1994 until January 1997, and Vice Chairman of Borders Group, Inc. from December 1994 until January 2002. Mr. Mrkonic currently serves on the Board of Directors for AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.

Director since 2003 Age: 68 Board Committees: Compensation and Governance & Nominating Other Public Company Boards: AutoZone, Inc. and Ulta Salon, Cosmetics & Fragrance, Inc.	Director Qualifications

Mr. Mrkonic brings his 30-plus years of experience in the retail industry, as well as his knowledge and skills as a senior executive and director of large public companies. He provides a broad understanding of the complex strategic, governance and financial issues facing large multinational public companies in the current economic environment.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 5

∎ Prashant N. Ranade

Mr. Ranade served as a mentor for leaders at Atos Syntel (formerly Syntel, Inc.) from October 2018 to May 2020. Mr. Ranade was formerly the Co-Chairman of the board for Syntel, Inc. from November 2016 to October 2018, after serving as Executive Vice Chairman from April 2014, and as CEO and President from February 2010 to April 2014. Prior to working with Syntel, Mr. Ranade held several senior leadership roles with Siemens Logistics and Assembly Systems, Inc., Siemens Medical Solutions, Rockwell Automation and Dematic Corp. Mr. Ranade is a member of the National Association of Corporate Directors and served as an adjunct professor at Grand Valley State University.

Director since 2019 Age: 67 Board Committees: Audit and Compensation Other Public Company Boards: None	Director Qualifications

Mr. Ranade brings senior management and CEO experience in the automation/manufacturing, technology, healthcare and supply chain/logistics domains of global businesses. His experience enables him to provide strength in strategy, leadership development, sales and marketing and operations management.

∎ Wyman T. Roberts

Mr. Roberts is President and Chief Executive Officer of the Company, having been appointed to this position in January 2013, and is also President of Chili’s Grill & Bar, having been appointed to this position in September 2018. Mr. Roberts previously served as President of Chili’s Grill & Bar from November 2009 to June 2016, and in various other executive roles from August 2005 to October 2009, including President of Maggiano’s Little Italy and Chief Marketing Officer. Mr. Roberts served as Executive Vice President and Chief Marketing Officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he reached the role of Executive Vice President, Marketing. Mr. Roberts currently sits on the Board of Directors of SP Plus Corporation.

Director since 2013 Age: 61 Board Committees: None Other Public Company Boards: SP Plus Corporation	Director Qualifications

Mr. Roberts brings over 35 years of hands-on experience in the casual dining and entertainment industries, serving in various senior leadership roles in both industries, as well as public company board experience. He provides knowledge and understanding of the restaurant industry, and the leadership ability to continue executing on the Company’s strategic vision.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

6 Brinker International • 2020 Notice & Proxy	Making People Feel Special

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed KPMG LLP as our independent registered public accounting firm for fiscal 2021. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions that you may have.

Audit Fees

The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 24, 2020 and June 26, 2019 by our independent registered public accounting firm, KPMG LLP:

Fiscal Year	Annual Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2020	$1,086,000	$—	$64,543	$—
2019	$1,007,000	$—	$104,546	$—

(1)

For fiscal 2020, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, the audit of internal control over financial reporting and the issuance of a comfort letter ($1,079,000) and the issuance of a consent for franchise disclosure documents ($7,000).

For fiscal 2019, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and the audit of internal control over financial reporting ($1,000,000) and the issuance of a consent for franchise disclosure documents ($7,000).

(2)	For fiscal 2020, there were no audit-related fees.

For	fiscal 2019, there were no audit-related fees.

(3)	For fiscal 2020, all tax fees were for review of income tax returns and consultations regarding federal, state, local and international tax matters.

For fiscal 2019, all tax fees were for review of income tax returns, sales tax returns and consultations regarding federal, state, local and international tax matters.

(4)	For fiscal 2020, there were no other fees.

For fiscal 2019, there were no other fees.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•	to engage and terminate our independent registered public accounting firm;
•	to pre-approve their audit services and permitted non-audit services;
•	to approve all audit and non-audit fees; and
•	to set guidelines for permitted non-audit services and fees.

All of the fees for fiscal 2020 and 2019 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal year 2020, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $100,000. In addition, if the fee for a particular item exceeded $40,000, Audit Committee approval was required.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 7

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), we are asking you to cast an advisory, non-binding vote to approve the compensation awarded or paid to our named executive officers as we have described it in the Executive Compensation section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee (the “Committee”) oversees our compensation program and the compensation awarded to our executive officers; adopts changes to the program; and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders in a highly competitive environment;
•	motivating our leaders to create long-term value for our shareholders; and
•	aligning pay to performance.

We are asking you to indicate your support for our named executive officer compensation as described in this Proxy Statement. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve the compensation awarded to the Company’s named executive officers, as disclosed, pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, in the Compensation Discussion and Analysis section, the accompanying compensation tables and related narrative in this Proxy Statement for the Company’s 2020 Annual Meeting.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer; it will not be binding on or overrule any decisions made by the Board of Directors or Committee; and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Board of Directors has adopted a policy of providing for annual advisory votes to approve executive compensation. Unless the Board of Directors modifies its policy, the next such advisory vote will occur at the Company’s 2021 annual meeting of shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

8 Brinker International • 2020 Notice & Proxy	Making People Feel Special

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.    Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.

2.    Each candidate shall have demonstrated integrity and ethics in both personal and professional settings and have established a record of professional accomplishment in their chosen field.

3.    No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

4.    Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership on at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit their ability to do so.

5.    In addition, the Governance and Nominating Committee also desires that candidates possess the following qualities or skills:

(a)  Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b)  Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c)  Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences may include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas: finance, accounting, sales and marketing, organizational development, strategic planning, information technology and public relations.

Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant factor in any assessment of a candidate’s suitability.

Current Nominations

The Governance and Nominating Committee conducted an evaluation and assessment of all of the current directors, for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Governance and Nominating Committee recommended to the Board that Messrs. DePinto, Giles, Katzman, Macedo, Mrkonic, Ranade and Roberts and Mms. Allen, Davis and Edelman be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Governance and Nominating Committee did not receive any recommendations from shareholders of candidates for election to the Board at the Annual Meeting.

Director Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards, as well as the applicable requirements of the New York Stock Exchange (“NYSE”) and rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has further determined that no material relationship exists between the Company and each non-employee director outside of their service as a member of the Board of Directors. The Board will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules.

The Board of Directors has affirmatively determined each of the following directors is an “independent” director as such term is defined in our Corporate Governance Guidelines and the requirements of the SEC and NYSE.

Frances L. Allen	Harriet Edelman	Alexandre G. Macedo

Cynthia (Cindy) L. Davis	William T. Giles	George R. Mrkonic

Joseph M. DePinto	James C. Katzman	Prashant N. Ranade

The only member of the Board who is not independent is Wyman T. Roberts. Mr. Roberts, as President and Chief Executive Officer (“CEO”) of the Company, is the only employee member of the Board. Additionally, Michael George and John W. Chidsey were independent throughout the period in fiscal 2020 that each served on the Board. In this Proxy Statement we may refer to these directors individually as an “Independent Director” and collectively as the “Independent Directors.”

Making People Feel Special	Brinker International • 2020 Notice & Proxy 9

Board Structure

Each director serves for a one-year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Governance and Nominating Committee considers many things, including:

•	the quality of past director service and attendance at Board of Directors and committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;
•	input from other members of the Board of Directors concerning the performance of that director through the Board’s periodic peer review process;
•	the independence of the director; and
•	whether the director has met any age limits on continued service.

Board Committees

The charters for each of the committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: Corporate Secretary.

The Board of Directors has affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees meets the independence requirements of the NYSE and the SEC applicable to those committees.

Audit Committee

The role of the Audit Committee is described in the Report of the Audit Committee later in this Proxy Statement. The Board of Directors has determined that Mr. Giles is an “audit committee financial expert” as such term is defined in the SEC’s Regulation S-K. Further, the Board of Directors has determined the members of the Audit Committee are “financially literate” as such term is defined by the NYSE and the Audit Committee satisfies the “financial management expertise” standard required by the NYSE.

Compensation Committee

A discussion of the specific nature of the Compensation Committee’s responsibilities and compensation philosophy as they relate to our executive officers is provided to you in the Compensation Discussion and Analysis and Report of the Compensation Committee later in this Proxy Statement.

Governance and Nominating Committee

The Governance and Nominating Committee performs the following functions:

•	recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;
•	oversees the orientation process for new Board members and continuing education for Board members;
•	recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;
•	reviews and recommends to the Board of Directors the compensation paid to non-management Board members;
•	reviews and recommends to the Board of Directors matters regarding CEO succession plans;
•	reviews and makes recommendations to the Board of Directors regarding the Corporate Governance Guidelines;
•	reviews the applicable legal standards for “independence” and the criteria applied to determine “audit committee financial expert” status; and
•	reviews the answers to annual questionnaires completed by each of the Independent Directors.

On the basis of this year’s review, the Governance and Nominating Committee delivered a report to the full Board of Directors, and the Board made its “independence” and “audit committee financial expert” determinations.

Board Member Meeting Attendance

During the fiscal year ended June 24, 2020, the Board of Directors held fifteen meetings. Each incumbent director attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served. Also, all members of the Board of Directors serving as of the date of the Company’s 2019 annual meeting of shareholders attended such meeting. As set forth in our Corporate Governance Guidelines (http://investors.brinker.com/corporate-governance/highlights), directors are expected to attend the Annual Meeting absent unusual circumstances. Such attendance allows for direct interaction between our shareholders and the Board members.

Chairman of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

The roles of Chairman of the Board of Directors and CEO for the Company are separated. Mr. DePinto, who is an Independent Director, serves as Chairman of the Board. The Board believes that the current board leadership structure promotes the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serving in the role of Chairman of the Board, thus ensuring a continued significant role for independent directors in the leadership of the Company. This

10 Brinker International • 2020 Notice & Proxy	Making People Feel Special

structure allows Mr. Roberts, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. An independent Chairman of the Board also simplifies the Company’s corporate governance structure by allowing the Chairman of the Board to convene executive sessions with independent directors. The Chairman presides over all executive sessions. Any decision to change the structure in the future will be based on what the Board believes is the most effective and efficient structure for the Company.

The Chairman of the Board’s duties include:

•	creating and maintaining an effective working relationship with the CEO and management;
•	managing the relationship between the Board as a whole and the CEO and management;
•	providing significant advice, counsel and guidance to the CEO and management on strategic priorities and execution strategies;
•	facilitating discussions among the directors inside and outside the Board meetings;
•	driving practices and improvements on Board effectiveness and productivity;
•	briefing the CEO on issues raised in executive sessions;
•	presiding at all meetings of the Board of Directors;
•	in collaboration with committee chairs and the CEO, scheduling Board meetings, setting meeting agendas and strategic discussions, and providing review of pre-meeting materials delivered to directors;
•	overseeing annual Board and Board committee evaluations, working with the Governance and Nominating Committee;
•	delivering the annual CEO evaluation;
•	overseeing all governance matters for the Board and shareholders;
•	being available for consultation and direct communication with major shareholders; and
•	carrying out other duties requested by the CEO and the Board as a whole.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks, including the Company’s enterprise risk management process that monitors and manages key business risks facing the Company. Throughout the fiscal year, the Board regularly reviews information regarding the Company’s strategic, financial and operational risks. The Board has also delegated certain risk oversight functions to its committees.

The Compensation Committee oversees the management of risks relating to the Company’s compensation policies and practices.

The Audit Committee oversees the management of risks associated with accounting, auditing, financial reporting, and internal control over financial reporting, as well as the effectiveness of the Company’s enterprise risk management process. The Audit Committee also:

•

oversees cyber security and data protection issues, receiving quarterly updates from the Company’s head of information and technology and reviewing the findings of the Company’s annual risk assessment and penetration test;

•

assists the Board in its oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, and the performance of the Company’s independent registered public accounting firm and internal audit function; and

•

reviews and discusses the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Governance and Nominating Committee oversees risks associated with the independence of the Board of Directors and the Company’s governance structure. It is also responsible for annually reviewing the Company’s policies and programs relating to social responsibility and environmental sustainability matters, and it makes recommendations to management with respect to such matters.

The entire Board of Directors is regularly informed about each committee’s evaluation of and oversight of the management of such risks through updates provided at full Board meetings, attendance at committee meetings, and committee reports.

Directors’ Compensation

The Governance and Nominating Committee annually reviews and periodically benchmarks the Board’s compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. companies. The public companies in the proxy peer group used for the Board are also used for our named executive officers (“NEOs”) (identified in more detail in the Benchmarking section of the Compensation Discussion and Analysis of this Proxy Statement). Beginning with calendar year 2020, non-employee directors of the Company changed the timing of their annual retainers and annual grants from annual to quarterly.

The non-employee directors receive the following compensation during a calendar year in addition to reimbursement for costs incurred in attending meetings of the Board:

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	Annual Retainer	Annual Restricted Stock Units

Chairman of the Board (non-employee)	$265,000(1)	$110,000

Other Non-employee Directors	$75,000(2)	$110,000

(1)	The Chairman of the Board elected to have the entire annual retainer paid in restricted stock unit grants.
(2)	Paid or granted in a combination of cash or restricted stock units in quarterly installments, as elected by each director.

Each director, other than the Chairman of the Board, has a choice between cash and restricted stock units for the annual retainer, thus allowing each director to receive compensation in a manner that best fits individual needs. The Chairman of the Board is required to take at least 50% of his annual retainer in restricted stock units. Providing a combination of equity and cash provides incentive for our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year.

Equity grants have historically been made on the first business day of the calendar year following the annual shareholders meeting, however beginning in May of 2019 the grants were and will be made in February, May, August, and November following the Company’s quarterly earnings releases.

Board Committee Retainers

Board members receive the following supplementary annual retainers, paid in quarterly installments, to compensate them for fulfilling additional responsibilities on one or more committees:

Annual Retainer

Audit Committee Member	$20,000

Compensation Committee Member	$12,500

Governance and Nominating Committee Member	$10,000

Additionally, the Committee Chairs receive the following additional supplementary annual retainers, paid in quarterly installments, to compensate them for the additional Chair responsibilities:

Annual Retainer

Audit Committee Chair	$15,000

Compensation Committee Chair	$12,000

Governance and Nominating Committee Chair	$10,000

Directors are expected to attend the Board and their respective committee meetings. No additional compensation was paid for attendance at these meetings.

Restricted Stock Unit Distribution Timing

Each of the directors elected, prior to the grants, one of four distribution timing options for their restricted stock units: (i) four years after date of grant, (ii) upon the director’s departure from the Board, (iii) one year following the director’s departure from the Board, or (iv) two years following the director’s departure from the Board. Directors also have the ability to defer receipt of restricted stock units that would otherwise be distributed for additional five-year period(s), provided they elect to defer receipt of those units at least 12 months before the previously-scheduled distribution date. For fiscal 2020, directors received restricted stock units for all of their equity compensation with variable distribution dates ranging from four years after grant to two years following departure from the Board.

Stock Ownership Guidelines

We have stock ownership guidelines for our Board to align their interests with shareholders. Guidelines are reviewed annually by the Board, including a comparison of market prevalence and guideline designs. The guidelines require directors to have stock ownership equal to five times their annual retainer. The guidelines for our directors define stock ownership to include the value of any shares currently owned and the value of unvested restricted stock or restricted stock units. Directors have four years to accumulate the necessary shares. Currently, all directors are in compliance with the guidelines or have additional time to meet the guidelines pursuant to the standards described in this paragraph.

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Fiscal 2020 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
John W. Chidsey (4)(5)	—	—	—
Cindy L. Davis (4)	51,563	54,992	106,555
Joseph M. DePinto(4)	66,250	121,252	187,502
Harriet Edelman(4)	67,500	54,992	122,492
Michael A. George(4)(6)	16,250	—	16,250
William T. Giles(4)	71,563	54,992	126,555
James C. Katzman(4)	63,750	54,992	118,742
George R. MrKonic(4)	61,688	54,992	116,680
Prashant N. Ranade(4)	94,688	109,963	204,651

(1)

Mr. Roberts is omitted from the Director Compensation Table because he does not receive additional compensation for serving on our Board. His compensation is reflected in the Summary Compensation Table of this Proxy Statement.

(2)

Reflects the aggregate dollar amount of all fees earned or paid in fiscal 2020 for which the director could have elected cash payment (whether the director actually elected to be paid in cash or in the form of equity) for service as a director, including annual retainer, committee retainers and committee chair fees. Mr. DePinto, as Chairman of the Board, had the option to receive up to $132,500 of his calendar year annual retainer in cash or restricted stock units, while the other directors had the option to receive any portion of their $75,000 calendar year annual retainer in cash or restricted stock units. In light of the switch from annual to quarterly payments commencing in calendar year 2020, the amounts shown are reflective of the cash quarterly installments for calendar Q1 and Q2 of 2020 and the calendar Q1 and Q2 2020 grants of restricted stock units. The Board elected to forfeit half of their calendar Q2 2020 Committee and Chair retainer payments. The amount shown for Mr. Ranade also includes quarterly installments of his calendar 2019 annual retainer.

(3)	Reflects the grant date fair value of restricted stock units granted to each director in fiscal 2020, as follows:
•	Each director was granted 2,001 restricted stock units, representing the first two quarterly installments of the $110,000 annual grant for calendar year 2020.
•	Mr. Ranade was also granted 1,305 restricted stock units, representing the last two quarterly installments of the $110,000 annual grant for calendar year 2019.
•

Mr. DePinto, as Chairman of the Board, was also granted 2,411 restricted stock units, representing the first two quarterly installments of the $132,500 portion of his annual retainer for calendar year 2020 required to be taken in restricted stock units.

•

The grant date fair value of the restricted stock units granted to the directors is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and does not include any reduction in value for the possibility of forfeiture. For restricted stock units, dividends are accumulated and paid upon distribution.

(4)	None of our non-employee directors held any outstanding stock options or unvested equity awards at fiscal year-end given that all of our restricted stock units are non-forfeitable when granted.
(5)	Mr. Chidsey stepped down from the Board effective November 11, 2019.
(6)	Mr. George stepped down from the Board at the end of his term on November 20, 2019.

Board Assessments

Our Board conducts an annual evaluation of itself and its committees to determine the Board’s effectiveness and to identify ways in which to enhance effectiveness. Additionally, the Board conducts periodic evaluations of each of its members. The Board utilizes the feedback and results from these evaluations to determine the need for board refreshment, and the Governance and Nominating Committee utilizes the evaluation process as part of its determination of nominees recommended for election by shareholders at our Annual Meeting.

Internal Process of Identifying Candidates

The Governance and Nominating Committee uses a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and shareholders. In determining whether to nominate a candidate, the Governance and Nominating Committee considers the current composition, capabilities and attributes of serving directors, as well as additional capabilities and attributes considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee interviews, and may have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts, and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The

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Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nominations By Shareholders

As a shareholder, you may recommend one or more candidates to be considered by the Governance and Nominating Committee as a nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the notice, information, and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in our public filings with the SEC). In order for the candidate recommendation to be timely for the Company’s 2021 annual meeting of shareholders, your notice to the Secretary of the Company must be delivered or mailed to and received at our principal executive office no later than May 28, 2021. Any such recommendations received by the Secretary will be presented to the Governance and Nominating Committee for consideration. Suitable candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in “Internal Process of Identifying Candidates” above, are then recommended by the Governance and Nominating Committee and, if approved by the Board of Directors, will be included in our recommended slate of director nominees in our Proxy Statement.

Code of Conduct

Our Brinker International Code of Conduct - Making People Feel Special applies to all our team members. We also have a Code of Conduct for the Board of Directors. Both of these codes are reviewed by the Governance and Nominating Committee annually and revised as appropriate. You may obtain a copy of either Code free of charge in the Corporate Governance section of our website (http://investors.brinker.com/corporate-governance/highlights) or by written request directed to us at 3000 Olympus Blvd., Dallas, Texas 75019, Attention: General Counsel.

Communications with the Board of Directors

If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, you or the interested party may direct such communications to the intended recipient in care of the General Counsel, 3000 Olympus Blvd., Dallas, Texas 75019. The communication must be clearly addressed to the specific group or director. Your Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

14 Brinker International • 2020 Notice & Proxy	Making People Feel Special

INFORMATION ABOUT OUR

EXECUTIVE OFFICERS

Wade R. Allen
Brinker Team Member since: 2014 Age: 43 Restaurant Industry Experience: 6 yrs.

Mr. Allen is Senior Vice President of Innovation, having been appointed to this position in June 2020. Mr. Allen previously served as Senior Vice President and Chief Digital Officer from January 2018 to June 2020 and Vice President of Digital Guest Experience and Analytics from February 2014 to January 2018. Prior to joining Brinker, Mr. Allen served as President of CouponFactory, a wholly-owned subsidiary of Rockfish Interactive, a digital advertising and marketing agency, while also serving as Vice President of Retail for Rockfish Interactive from November 2010 to February 2014.

Richard A. Badgley
Brinker Team Member since: 2016 Age: 52 Restaurant Industry Experience: 19 yrs.

Mr. Badgley is Executive Vice President and Chief People and Administrative Officer, having been appointed to this position in July 2019, after previously serving as Senior Vice President and Chief Administrative Officer since December 2018 and Senior Vice President and Chief People Officer from July 2016 to December 2018. Mr. Badgley was previously with TOMS Shoes, LLC, a designer and manufacturer of shoes and apparel, where he served as Vice President of Retail and Talent Management from July 2013 to July 2016. Mr. Badgley also served as Vice President of Learning and Development and Vice President of Global Staffing for Starbucks Corporation from April 2011 to June 2013 and Vice President of Selection and Staffing for Wyndham Worldwide from 2006 to 2011.

Douglas N. Comings
Brinker Team Member since: 1994 Age: 47 Restaurant Industry Experience: 26 yrs.

Mr. Comings is Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar, having been appointed to this position in June 2020, after previously serving as Senior Vice President and Chief Operating Officer for Chili’s Grill & Bar from July 2016 to June 2020, Regional Vice President—Central Region and Franchise for Chili’s Grill & Bar from January 2016 to July 2016, Vice President of Domestic Franchise Operations for Chili’s Grill and Bar from June 2013 to June 2016, and Regional Director for Chili’s Grill & Bar from December 2010 to June 2013. Mr. Comings also served in various other roles for Chili’s Grill & Bar from October 1994 to December 2010.

Daniel S. Fuller
Brinker Team Member since: 2014 Age: 38 Restaurant Industry Experience: 6 yrs.

Mr. Fuller is Senior Vice President, General Counsel and Secretary, having been appointed to this position in June 2020, after previously serving as Vice President, General Counsel and Secretary from April 2018 to June 2020. Mr. Fuller served as Corporate Counsel and then Senior Corporate Counsel from July 2014 to April 2018, following his career in private practice. Mr. Fuller has also served as a member of the Board of Directors for the Restaurant Law Center since May 2018.

Charles A. Lousignont
Brinker Team Member since: 2014 Age: 61 Restaurant Industry Experience: 43 yrs.

Mr. Lousignont is Senior Vice President and Chief Supply Chain Officer, having been appointed to this position in December 2018, after previously serving as Senior Vice President of Supply Chain Management from November 2014 to December 2018. Mr. Lousignont previously served as Chief Procurement Officer for P.F. Chang’s China Bistro from March 2013 to October 2014 and as Vice President of Supply Chain Management for Aramark from August 2009 to February 2013. Mr. Lousignont also held various positions with Centralized Supply Chain Services, LLC, Fazoli’s Restaurant Management, LLC, and Long John Silvers from 1991 to 2009. Mr. Lousignont has been Chairman Emeritus for the National Restaurant Association Supply Chain Expert Exchange since 2018 after serving as a Director from 2012 to 2018.

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Pankaj K. Patra
Brinker Team Member since: 2012 Age: 43 Restaurant Industry Experience: 12 Yrs.

Mr. Patra is Senior Vice President and Chief Information Officer, having been appointed to this position in June 2020, after previously serving as Vice President of Information Technology from August 2017 to June 2020, Senior Director of Enterprise Systems from January 2017 to August 2017 and Director Enterprise Data Architecture and Analytics from September 2012 to December 2016. Mr. Patra served as a Senior Manager of Enterprise Development for OTB Acquisition, LLC from November 2010 to September 2012.

Steve D. Provost
Brinker Team Member since: 2009 Age: 60 Restaurant Industry Experience: 29 Yrs.

Mr. Provost is Executive Vice President and President of Maggiano’s Little Italy, having been appointed to this position in June 2020, after previously serving as Executive Vice President and Chief Concept Officer for Chili’s Grill & Bar from December 2018 to June 2020, and Executive Vice President and Chief Marketing and Innovation Officer from March 2017 to December 2018. Mr. Provost also previously served as Senior Vice President and President of Maggiano’s Little Italy from November 2009 to March 2017, and Senior Vice President of Marketing and Brand Strategy for Maggiano’s from April 2009 to November 2009. Mr. Provost served as Chief Marketing Officer and Executive Vice President of Quizno’s Master, LLC from 2007 to 2009. Mr. Provost also served in various roles with Yum! Brands, Inc. from 1991 to 2007, including Head Coach, Southeast Region for the KFC brand, Chief Marketing and Innovation Officer for the Long John Silver’s and A&W brands, and Senior Vice President of Franchise and Vice President of Marketing for Kentucky Fried Chicken.

Joseph G. Taylor
Brinker Team Member since: 1999 Age: 61 Restaurant Industry Experience: 21 yrs.

Mr. Taylor is Executive Vice President and Chief Financial Officer, having been appointed to this position in June 2019, after having previously served as Senior Vice President and Chief Financial Officer since August 2017. Mr. Taylor also served as Interim Chief Financial Officer, Treasurer and Vice President of Investor Relations from April 2017 to August 2017, Treasurer and Vice President of Investor Relations from June 2016 to April 2017, and in various other roles from December 1999 to June 2016, including oversight for treasury, government relations and corporate communications. Previously, Mr. Taylor spent 18 years in the banking industry in several client-related and corporate finance positions. Mr. Taylor is an emeriti member of the Boards of the National Restaurant Association and the National Restaurant Association Educational Foundation.

Aaron M. White
Brinker Team Member since: 1996 Age: 44 Restaurant Industry Experience: 24 yrs.

Mrs. White is Senior Vice President and Co-Chief Operating Officer for Chili’s Grill & Bar, having been appointed to this position in June 2020, after having previously served as Vice President of Integration from June 2019 to June 2020. She also served as Vice President of Operation Services from April 2018 to June 2019, Senior Director of PeopleWorks from December 2017 to April 2018 and Director of PeopleWorks from June 2015 to December 2017. Mrs. White also served in various other roles from August 1996 to June 2015, including PeopleWorks Partner for Domestic Franchise, Learning Manager, Area Director, General Manager and Manager.

16 Brinker International • 2020 Notice & Proxy	Making People Feel Special

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and underlying principles of our executive compensation programs, how the programs are designed to align with shareholder interests and how compensation of our NEOs in fiscal 2020 aligned with performance.

Executive Summary

Our brands, Chili’s and Maggiano’s, are about people more than food. Our passion is making people feel special, loved and included. We allow our guests to enjoy a night off, give them a place to catch up, and provide comfort after a hard day. We bring people together to celebrate family and friends. Our more than 62,000 team members are the key to making that happen for more than 3.5 million guests at our Company-owned restaurants every week. The unprecedented novel coronavirus (“COVID-19”) outbreak has kept people apart, caused anxiety and uncertainty, created financial and personal burdens and, worst of all, resulted in sickness and loss of life. During this historic disruption, we adapted our business and found ways to take care of our team members and to make people feel special despite the circumstances. Our efforts made an impactful difference in the lives of our team members and guests, enabled our business to remain strong and allowed us to significantly outperform the casual dining industry during the second half of fiscal 2020.

The Compensation Committee believes that the Company’s ability to succeed, including in times of extraordinary challenge, depends in large measure on our ability to attract and retain executives who deeply share the Company’s values, who are able to innovate and adapt during circumstances such as COVID-19 and who create and execute successful long-term strategies that increase shareholder value.

2020 Performance & COVID-19 Response

Our fiscal 2020 performance was built on the foundation of multi-year strategic investments and decisions to provide significantly greater convenience to our guests, to create a first-class digital guest experience and to improve the quality of our food and service. In recent years, we executed these strategies by investing in and upgrading both the Chili’s online ordering system and mobile app to expand online and mobile ordering capabilities. These expanded capabilities include easier payment functionality, loyalty program enrollment, redemption of rewards, reordering of recent purchases or favorites with only a few clicks or taps and mobile app notification of guest arrival at restaurants for curbside service. Our guests have responded favorably, with online and mobile orders growing significantly in recent years. Our Margarita of the Month and 3 for $10 value platforms launched at Chili’s in fiscal 2018 and continue to be multi-year traffic drivers. In fiscal 2019, we entered a multi-year exclusive partnership with DoorDash for third party delivery. We leveraged technology so that orders on DoorDash platforms are sent directly to our point of sale system and streamline our delivery operations. In fiscal 2020, we developed the capability for our guests to place delivery orders directly from our Chili’s and Maggiano’s websites and Chili’s mobile app. We also continued to focus on improving the quality of our food and service, and our guests recognized these improvements with better food and service scores in our

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guest surveys. These strategies and investments produced positive multi-year trends and fiscal year results at our Company-owned restaurants prior to the COVID-19 pandemic.

Multi-Year Pre-Pandemic Performance Highlights

[1]	Q1 and Q2 of fiscal 2020 compared to Q1 and Q2 of fiscal 2018 at Company-owned Chili’s.
[2]	Start of fiscal 2018 through March 17, 2020. Includes members added to My Chili’s Rewards as a result of acquired restaurants.

Fiscal 2020 Pre-Pandemic Performance Highlights[1]

[1]	For the 36 week period ending March 4, 2020.

Our multi-year strategies also resulted in all-time highs in guest satisfaction scores at Chili’s during fiscal 2020, and these guest satisfaction scores translated into market share gain for Chili’s. According to third-party data, for the first half of fiscal 2020, Chili’s comparable restaurant sales were approximately 3 percentage points better than average comparable restaurant sales reported by participating casual dining industry competitors for the same period.

When the COVID-19 pandemic hit the United States, our values, strategies and investments proved to be even more critical and allowed us to quickly adapt when government regulations required dining rooms to be closed in order to slow the spread of COVID-19. We effectively transformed our operations, took care of our team members and safely served guests with the following actions that produced the following results in the fourth quarter of fiscal 2020:

[1]	Comparable sales and guest traffic outperformance of the industry is based on third party data of the casual dining industry.

During the COVID-19 pandemic, we made people feel special by making them feel safe and providing them some consistency and comfort in an ever-changing environment.

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Our highly effective operating adaptations, our significant outperformance of the casual dining industry and our decisive actions to preserve cash and secure liquidity for the foreseeable future were also critical in providing assurance that Brinker would continue to be a long-term viable company and a strong leader in the casual dining industry during and after the pandemic. This allowed the Company’s share price to quickly begin recovering substantial shareholder value after the initial investor reactions and share price declines caused by the COVID-19 pandemic. The Company’s actions to preserve cash and secure liquidity included significantly reducing capital expenditures, marketing spending and general and administrative costs; reducing salaries, with proportionately larger salary reductions taken by the executive team; obtaining financial flexibility from our lenders through amending our revolving credit agreement; suspending dividend and share repurchase activity; and raising capital through an equity offering. While all restaurant support center team members and above-restaurant leaders had salaries reduced, the salaries of our restaurant management teams were not reduced in recognition of the important work they performed to operate our adapted business model through the pandemic. The Company did not utilize government funding intended for small businesses.

The Company’s financial actions and operating performance allowed the Company to pay down debt, which resulted in the Company’s debt level at the end of the fourth quarter being lower than the debt levels at the end of the prior three quarters. We also provided our shareholders frequent interim sales reports and business updates during the fourth quarter so that shareholders could understand the impact of COVID-19 on the Company and be informed of the Company’s actions and most recent results.

Throughout fiscal 2020 our innovation team worked on an exciting strategic initiative to reach more guests through technology and better utilization of our existing restaurants. These efforts were accelerated during the COVID-19 pandemic. During the last week of fiscal 2020 we launched It’s Just WingsTM, a new brand available for delivery from more than 1,000 existing company owned Chili’s and Maggiano’s kitchens. It’s Just Wings features boneless and bone-in chicken wings with 11 different sauces and rubs, curly fries and fried OREO® cookies. Our supply chain capabilities, technology, operational systems and partnership with DoorDash allowed us to successfully launch It’s Just Wings coast to coast with unprecedented speed. By using our existing kitchens and restaurant team members, It’s Just Wings is able to reach new guests with great food delivered at a better value than our competitors. Since its launch, It’s Just Wings has seen initial success in growing our sales by catering to our guests’ increasing preference for more convenient food available through technology platforms.

Named Executive Officers

The Company’s named executive officers (“NEOs”) for fiscal 2020 are as follows:

Name	Current Title
Wyman T. Roberts	Chief Executive Officer and President of Brinker, President of Chili’s Grill & Bar (“CEO”)
Joseph G. Taylor	Executive Vice President and Chief Financial Officer (“CFO”)
Steve D. Provost(1)	Executive Vice President and President of Maggiano’s Little Italy (“Maggiano’s”)
Richard A. Badgley	Executive Vice President, Chief People and Chief Administrative Officer (“CAO”)
Charles A. Lousignont	Senior Vice President and Chief Supply Chain Officer (“CSCO”)
Kelly C. Baltes(2)	Former Executive Vice President and President of Maggiano’s

(1)

Mr. Provost accepted the position of President of Maggiano’s, a role he previously held, on June 3, 2020. Prior to accepting this role, Mr. Provost served as Executive Vice President and Chief Concept Officer of Chili’s Grill & Bar.

(2)	Mr. Baltes departed the Company on June 3, 2020.

All NEOs other than Mr. Baltes (collectively, the “Brinker NEOs”) were compensated under the same compensation plans in fiscal 2020, while Mr. Baltes was compensated under plans specific to Maggiano’s.

Compensation Philosophy and Strategy

Our compensation strategy is to attract and retain well-qualified executives and to motivate them to achieve business results that create long-term shareholder value. Pay for performance is a long-standing, underlying principle for our compensation programs. Our compensation philosophy also incorporates the following principles and practices:

•	Use variable compensation plans to make up the majority of potential total compensation, placing significant amounts of compensation “at risk;”
•	Establish incentive plan payout levels that provide an opportunity for participants to earn compensation above median levels when performance goals are exceeded and our stock price increases;
•	Allow actual compensation to be significantly reduced when our financial performance is below expectations or our stock price decreases;
•	Utilize both cash and equity elements with varying time horizons and performance metrics to motivate and reward sustained performance that is aligned with shareholder interests; and
•	Link our officers’ interests with the sustained performance of the Company and our shareholders’ interests by having executives satisfy stock ownership guidelines.

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The Committee has also applied our pay for performance philosophy to the design of our compensation plans so that our executives are neither paid windfall compensation nor penalized with unachievable targets when certain extraordinary events occur. Further discussion of this principle and adjustments made to achievement levels can be found in the Pay for Performance section of this CD&A.

2020 Compensation Highlights

The following are some of the highlights of our fiscal 2020 executive compensation programs:

•	Our CEO’s base salary and target equity compensation levels were set below the median of our fiscal 2020 peer group.
•	Our CEO’s actual base salary for fiscal 2020 decreased compared to fiscal 2019 as a result of reductions in salary during the fourth quarter in response to COVID-19.
•	Our annual Profit Sharing Plan payout for our Brinker NEOs was at 91.2% of target.
•	Equity under the Performance Share Plan for the period of fiscal 2018 - fiscal 2020 paid out at 100%.

The Compensation Committee and How Compensation Decisions are Made

Structure and Responsibilities of the Compensation Committee

The Committee is comprised entirely of independent directors. The Board has also determined that each Committee member qualifies as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act. The Committee is responsible for aligning our compensation programs with our compensation philosophy of creating long-term shareholder value and rewarding performance. Specifically, the Committee designs compensation plans and reviews and approves any compensation decisions regarding our CEO and other Executive Officers identified in this Proxy Statement (the “Executive Officers”). Further information about the duties of the Committee can be found in the Compensation Committee Charter, which is located on our website at http://investors.brinker.com/corporate-governance/highlights. To ensure the Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	Retains an independent consultant (currently Pearl Meyer & Partners) (“Pearl Meyer”) to advise on executive compensation;
•

Benchmarks data, with the assistance of Meridian Compensation Partners, LLC (“Meridian”), to determine competitive compensation levels based on a peer group that represents restaurant companies with whom we compete for talent;

•	Approves the design and performance metrics used in our incentive plans;
•	Submits recommendations on CEO and Executive Officer compensation to the full Board of Directors for approval and ratification;
•	Holds executive sessions (without our management present) at Committee meetings; and
•	Provides recommendations on compensation-related proposals to be considered at the Company’s annual meeting to the full Board of Directors for approval.

Roles of the Compensation Committee, Consultants and Management

The Committee is responsible for evaluating the performance of the CEO and Executive Officers and recommending to the Board compensation plans and levels for the CEO and Executive Officers. The Committee utilizes Pearl Meyer, independent benchmarking information from Meridian and input from the CEO on the individual performance of other Executive Officers. The CEO does not provide input on his own compensation. The Committee considers these data sources and applies its own independent judgment in establishing a total compensation program comprised of base salary, short-term incentives targeted as a percentage of base salary and long-term incentives.

The Committee annually reviews the performance of its consultants. Pearl Meyer and Meridian are each retained by and report directly to the Committee. Pearl Meyer has also assisted the Board in conducting a peer evaluation of individual Board members, but does not have any other consulting engagements with the Company. The Committee regularly asks Pearl Meyer to provide independent advice on current trends in compensation design, including compensation levels, the merits of particular forms of compensation, relative weighting of compensation elements and compensation best practices. Meridian does not have any other consulting engagements with the Company. The Committee has affirmatively determined that Pearl Meyer and Meridian are each independent, and their respective engagements do not raise any conflicts of interest as required by the SEC and NYSE.

Benchmarking

Meridian provides the Committee with market data regarding base salary, short-term incentive targets, long-term incentive values and total compensation. The benchmarking proxy peer group is carefully selected based on criteria including restaurant and brand product industries, operating structure, location and size. As of the time this peer group was selected, we were near the median of our proxy peer group in terms of revenue size. Proxy data from our benchmarking peer group was blended with data from Meridian’s database, as well as data from other restaurant companies that participate in the Chain Restaurant Total Rewards Association (CRTRA) Compensation Survey, to provide us with benchmark information that we believe accurately reflects the market in which we compete for executive talent. The following table lists the companies used in fiscal 2020 as our benchmarking proxy peer group:

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Benchmarking Proxy Peer Group

BJ’s Restaurants, Inc.	Cracker Barrel Old Country Store, Inc.	Red Robin Gourmet Burgers, Inc.

Bloomin’ Brands, Inc.	Darden Restaurants, Inc.	Ruby Tuesday, Inc.(1)

Buffalo Wild Wings, Inc.(1)	Dine Brands Global, Inc.	Texas Roadhouse, Inc.

The Cheesecake Factory, Inc.	McDonalds Corporation	The Wendy’s Company

Chipotle Mexican Grill, Inc.	Panera Bread Company(1)	Yum! Brands, Inc.

(1)

For fiscal 2021, the Committee approved a revised peer group that removes peers that are no longer public companies (Buffalo Wild Wings, Inc., Panera Bread Company and Ruby Tuesday, Inc.) and adds Restaurant Brands International Inc., Domino’s Pizza, Inc. and Denny’s Corporation.

Meridian’s benchmark information was used to establish ranges for targeted total compensation (base salary + short-term cash incentives + long-term equity incentives). We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as the individual’s performance, criticality and experience, and internal pay equity. There is no fixed percentage which determines the mix between cash and non-cash compensation, but compensation is significantly weighted towards variable compensation (short- and long-term). The table below shows the percentage of fixed versus variable compensation elements for 2020 targeted total compensation.

Fiscal 2020 Targeted Fixed Versus Variable Compensation Mix

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation

Wyman T. Roberts	President and CEO	17%	83%

Joseph G. Taylor	EVP, CFO	36%	64%

Steve D. Provost(1)	EVP, President of Maggiano’s	37%	63%

Richard A. Badgley	EVP, CAO	40%	60%

Charles A. Lousignont	SVP, CSCO	45%	55%

Kelly C. Baltes(1)	Former EVP, President of Maggiano’s	39%	61%

(1)	Mr. Baltes departed the Company on June 3, 2020, and Mr. Provost was appointed President of Maggiano’s the same day.

Say-on-Pay Feedback and Shareholder Outreach

At the annual meeting of shareholders in 2019, we submitted our executive compensation programs for an advisory vote to you, our shareholders, and received the support of over 94% of the total votes cast on the proposal. During the weeks immediately prior to our annual meeting of shareholders in 2019, the Chair of the Committee and Company representatives engaged in discussions around compensation practices with shareholders then representing ownership of more than 34% of our shares. The Committee reviewed the results of the advisory vote and feedback from our shareholder outreach and made no changes to our compensation programs as a result of such feedback because shareholder support for our current programs was strong.

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Compensation Principles and Practices

Highlights of Our Compensation Programs

What We Do:		What We Do Not Do:

✓	Pay for Performance	✗	Gross-Ups for Excise Taxes

✓	Annual Say-on-Pay Vote	✗	Reprice Stock Options

✓	Clawback Policy	✗	Fixed Term Employment Agreements

✓	Short- and Long-Term Incentives/Performance Metrics	✗	Allow Hedging/Pledging of Securities

✓	Independent Compensation Consultant	✗	Defined Benefit Pensions

✓	Stock Ownership Guidelines	✗	Dividend Payment on Unvested Equity Awards

✓	Use “At Risk” Equity for Majority of Compensation	✗	Excessive Perquisites

✓	Double-Trigger Change in Control Provisions	✗	Grant Stock Options with Exercise Prices Below the Closing Stock Price on Date of Grant
✓	Mitigate Inappropriate Risk Taking

✓	Benchmark Against a Relevant Peer Group

✓	Shareholder Outreach

Pay for Performance

The Company’s compensation programs are aligned with our business initiatives and have been designed to pay commensurate with the level of performance generated. This philosophy is most evident in the mix of pay used to compensate our executives.

Our fiscal 2020 compensation packages for our CEO and other NEOs were heavily weighted towards variable compensation. Long term incentives constituted the largest portion of the target total direct compensation opportunity for our CEO. The graphs below show the target pay mix for our CEO and other NEOs based on annual salary levels (excluding temporary salary reductions), annual short term incentive at target and the economic value (at the time of grant) of stock options, restricted stock units (“RSUs”) and performance RSUs granted during the year.

The Committee has also applied our pay for performance compensation philosophy to the design of our compensation plans so that executives are motivated to add value to the ongoing operations of our business through efforts that are within their control. Our compensation plan provisions are designed to provide for adjustments to be made when the Committee calculates achievement levels so that our executives are neither paid windfall compensation nor penalized with unachievable targets when certain extraordinary events occur. As an example of how this principle has avoided windfall compensation, during fiscal 2018 the Committee adjusted financial targets under our compensation plans in order to neutralize the impact of a reduced tax rate implemented as a result of the Tax Cuts and Jobs Act. These adjustments by the Committee increased the compensation plan targets so that the reduced tax rate did not allow executives to have greater achievement and receive windfall compensation as a result of one-time, external circumstances unrelated to their own performance. As another example of an adjustment, in fiscal 2019 the Committee excluded the large profits received from the Company’s sale leaseback transactions when calculating achievement of financial targets under our compensation plans so that achievement levels were not inflated as a result of a one-time, capital structuring event. This principle incorporated into our compensation plans and these actions by the Committee ensure the strategic intent of our compensation program is accomplished.

In fiscal year 2020 the Committee made adjustments to targets and calculations under our compensation plans to neutralize the impact of an extraordinary, one-time event: the COVID-19 pandemic. Adjustments were required pursuant to provisions of our compensation plan documents from the time of original, pre-pandemic adoption and were not made on an ad hoc or discretionary basis. These adjustments are

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detailed in the applicable sections of this CD&A describing achievement levels for fiscal 2020. The Committee did not allow for any fiscal 2020 awards to exceed 100% of target payouts despite the superior performance of the Company before and during the pandemic. The Committee also did not make replacement grants to executives, reprice stock options or make off-cycle supplemental grants, which avoided windfall executive compensation, excessive shareholder dilution and asymmetric risk and reward compensation scenarios.

Under the circumstances of the COVID-19 pandemic, these compensation plan adjustment features allow the Committee to retain talented executives and continue to motivate them to work toward adjusted and achievable targets that recover and grow shareholder value. The Committee believes that the pandemic adjustments made and the compensation ultimately paid to executives in fiscal 2020 is consistent with the application of the adjustment principle in prior years, as described above, that eliminated windfall benefits for executives. The payouts under our compensation plans in fiscal 2020 reward our executives’ superior performance to ensure the continued viability of the Company and protect shareholder value. Furthermore, our executive pay remains appropriately aligned with shareholder experience as all stock options granted in the prior eight years were underwater as of the end of fiscal 2020 and outstanding equity awards had significantly less value than targeted grant date values as a result of the pandemic-caused decrease in the Company’s stock price as of the end of the fiscal year. Our NEOs realized compensation in fiscal 2020 was also significantly below target compensation, which further highlights the alignment of their compensation with shareholder experience.

Realized Pay

In furtherance of the Company’s philosophy of rewarding executives for superior performance, prior stock compensation gains (or the lack thereof) are not considered in setting future compensation levels. However, we believe that reporting actual compensation realized compared to target compensation opportunities granted for our CEO illustrates our pay for performance philosophy and the difficulty and rigor of performance targets set by the Committee. Set forth below is the actual compensation realized by our CEO in each of the last three fiscal years compared to the target compensation reported in our Summary Compensation Table for each such fiscal year.

(a)	Target Total pay represents base salary, target bonus and the grant date fair value of equity awards

(b)	Realized Total pay represents base salary, actual bonus payout, the value of RSUs and performance shares at vesting and the in-the-money value of stock options exercised

Performance shares granted in fiscal 2018 for all Brinker NEOs were earned at the end of fiscal 2020 based on our compound annual growth rate (“CAGR”) in Adjusted EPS (as defined in the Performance Share Plan) as compared to a targeted CAGR of 8.6% over the three-year measurement period. As stated in our fiscal 2018 proxy statement, the Committee adjusted the fiscal 2020 Adjusted EPS target under the plan to be higher to neutralize the impact of a decreased corporate tax rate implemented by the Tax Cut and Jobs Act. The Committee also made adjustments in fiscal 2020 to neutralize the impact of COVID-19 pursuant to the provisions of the plan. To do so, the Committee reviewed the growth in Adjusted EPS through the 32 months of the performance period before the pandemic, the trajectory of the Company’s sales and profits and the Company’s pre-pandemic financial forecast for the remainder of fiscal 2020. Before the pandemic, with only 4 months left in the 36-month performance period, the Company was forecasting a CAGR of 9.5% for the full performance period. This achievement level would have resulted in a distribution percentage of 111% of the target performance shares. The Committee also considered the negative impact of COVID-19 on shareholder value, the negative impact of COVID-19 on the value of the performance share awards for executives and the importance of making adjustments to targets or in calculations pursuant to the Committee’s historical practice and strategy (and the terms of the governing plan document) for retaining and motivating executives. After making adjustments to neutralize

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the impact of the pandemic, the Committee determined that the Company achieved a CAGR of 9.5%, which correlated to a distribution percentage of 111%, but the Committee then used its discretion to adjust the final distribution percentage downward to 100% of the target performance shares under the fiscal 2018 Performance Share Plan.

Fiscal 2020 Executive Compensation and Benefit Components

For the fiscal year ended June 24, 2020, the principal components of compensation and benefits for our NEOs were:

•	Base Salary
•	Short-Term Incentives
•	Long-Term Incentives
•	Benefits and Perquisites

In the sections that follow we detail what each element of compensation is intended to reward and how each component of compensation is determined. It is important to note that, while each individual component is reviewed, all decisions are made in a total compensation context.

Base Salary

Base salaries provide our executives with a level of certainty about their compensation. Annually, we review base salaries during our benchmarking process. An individual’s base salary is dependent on the size and scope of the position, his or her experience and, most importantly, his or her performance.

For a period of approximately 8 weeks during the fourth quarter, the CEO’s salary was reduced by 50%, the salaries of Executive Officers with the title EVP were reduced by 30% and the salary of Executive Officers with the title of SVP were reduced by 25%. For fiscal 2020, the total base salary of our CEO, President of Maggiano’s and CSCO declined as a result of these reductions. Our CFO and CAO’s total 2020 salaries increased compared to 2019 despite their temporary salary reductions as a result of larger merit increases made near the beginning of fiscal 2020 to compensate each for increased responsibility and tenure in role, as well as to be more competitive with median salaries for those positions among our benchmarking peer group.

Short-Term Incentives

Our Brinker Profit Sharing Plan is a cash-based annual incentive arrangement in which the Brinker NEO’s participate, together with all restaurant support center team members that do not work for the Maggiano’s brand. This plan measures both financial performance and achievement of key performance indicators (“KPIs”).

•	At target, two-thirds of the award is based on financial performance and one-third of the award is based on KPIs.
•

The financial portion of the Brinker Profit Sharing Plan pays out based on actual Adjusted Net Income achieved versus target Adjusted Net Income. This target was established within the first quarter of our fiscal year by the Board and is designed to reinforce our focus on profitability and enhancement of long-term shareholder value.

•	KPIs are established during the first quarter of the fiscal year and align with our strategic goals. KPIs for 2020 were comparable restaurant sales (“Comp Sales”) and a guest satisfaction score.

Prior to his departure from the Company on June 3, 2020, the former President of Maggiano’s participated in the Maggiano’s Profit Sharing Plan, a cash-based annual incentive arrangement in which all restaurant support center team members that work for the Maggiano’s brand participated.

The maximum award that any individual can receive under the Brinker Profit Sharing Plan and, for Mr. Baltes prior to his departure, the Maggiano’s Profit Sharing Plan is 200% of his or her individual short-term incentive target. Mr. Baltes forfeited any payment under the Maggiano’s Profit Sharing Plan upon his departure. The following table details the actual short-term incentive payout for fiscal 2020 versus targets set for the NEOs:

Fiscal 2020 Short-Term Incentive Payout versus Target

Name	Position	Short-Term Incentive Actual Payout for Fiscal 2020	Short-Term Incentive Target Payout for Fiscal 2020

Wyman T. Roberts	President and CEO	$1,093,800	$1,200,000

Joseph G. Taylor	EVP, CFO	$318,551	$349,480

Steve D. Provost(1)	EVP, President of Maggiano’s	$303,143	$332,576

Richard A. Badgley	EVP, CAO	$236,682	$259,662

Charles A. Lousignont	SVP, CSCO	$156,245	$171,416

Kelly C. Baltes(1)	Former EVP, President of Maggiano’s	$—	$373,164

(1)	Mr. Baltes departed the Company on June 3, 2020, and Mr. Provost was appointed President of Maggiano’s the same day.

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Brinker Profit Sharing Plan

The elements of the Brinker Profit Sharing Plan and achievement of targets are described below.

Financial Measure (2/3 Weighting)

For fiscal 2020, the Committee established an Adjusted Net Income target of $178.7 million that required management to continue to grow the profitability of the Company. Consistent with the Committee’s compensation principals, practices in prior years and as required under the terms of the underlying plan document, the Committee made adjustments to the Company’s income measures in order to include or exclude specified items or to neutralize the impact of specific events. During fiscal 2020, the Committee excluded from Adjusted Net Income incremental depreciation expense resulting from changes in the estimated useful lives of certain restaurant assets and expenses from restaurant impairment charges, restaurant closure charges, and one-time costs relating to the acquisition of 116 previously franchised Chili’s restaurants. Pursuant to the provisions of the underlying plan document that specifically required adjustments for pandemics, the Committee also made adjustments in the calculations of Adjusted Net Income to neutralize the impact of COVID-19. The Committee compared the Company’s financial performance through the first eight months of the fiscal year to targets for such period in the financial plan approved by the Board in the first quarter of the fiscal year. Through the eighth month of the fiscal year, the Company’s actual Adjusted Net Income was 99.03% of the target Adjusted Net Income that was planned for the same period at the start of the fiscal year. The Committee determined that at a minimum the Company would have maintained that level of performance if the pandemic had not occurred because the Company’s upward sales and profit trajectories and pre-pandemic financial forecasts indicated the Company would surpass the target. The Committee also evaluated the following: the success of the Company’s long-term strategies in growing sales and profits before the pandemic, management’s extraordinary efforts to swiftly adapt during the pandemic to continue safely serving guests; management’s effectiveness in preserving cash and liquidity during the pandemic; and Chili’s significant outperformance of the casual dining industry during the pandemic. Based on the Company’s results through the first eight months of the fiscal year and the other factors considered, the Committee determined that neutralizing the impact of the pandemic resulted in Adjusted Net Income equal to 99.03% of target. Actual Adjusted Net Income of 99.03% of target equates to a 95.16% payout for the financial measure under the Brinker Profit Sharing Plan.

KPI Measure (1/3 Weighting)

For the Brinker Profit Sharing Plan, the KPI performance portion was based on two equally weighted KPIs: Comp Sales and a guest satisfaction score measured by averaging Food Great scores and Server Attentive scores at Chili’s. The Company used Food Great and Server Attentive scores as a KPI due to the focus at Chili’s to improve the food and service for guests, with a scoring methodology that focuses on driving the best guest experiences. The Comp Sales target combines the results from both company-owned Chili’s and Maggiano’s restaurants. For fiscal 2020, the Comp Sales target was 2.7% and the target guest satisfaction score for average Food Great and Server Attentive scores was 69.0. Based on the Company’s unique scoring methodology, achievement of the guest satisfaction KPI required a very high percentage of guests to be satisfied or extremely satisfied and a very low percentage to be neutral or unsatisfied. The Committee reviewed achievement of KPI’s both pre-pandemic and for the full fiscal year. The Company’s results pre-pandemic through the first eight months of fiscal 2020 was 2.1% for Comp Sales and a 69.5 average Food Great and Server Attentive score, resulting in a weighted average achievement of 83.13% under the KPI performance portion of the Brinker Profit Sharing Plan. The Company’s actual results through the end of fiscal 2020 were -10.1% for Comp Sales (equating to a 0% achievement for this portion of the KPI measurement) and a 73.2 average Food Great and Server Attentive score (equating to a 200% achievement for this portion of the KPI measurement), resulting in a weighted average achievement of 100% under the KPI performance portion of the Brinker Profit Sharing Plan. The Committee determined that the lower 83.13% achievement level from the pre-pandemic period is the most appropriate achievement level under the circumstances because it correlated to the pre-pandemic financial results and was not impacted by the unique circumstances of COVID-19.

Payout

The resulting payout for the Brinker NEOs, as well as all team members at the Company’s restaurant support center, was 91.15% of target based upon the achievements described above, calculated as follows: 2/3 x 95.16% actual Adjusted Net Income achievement + 1/3 x 83.13% KPI achievement.

Maggiano’s Profit Sharing Plan

Although no payment was made to Mr. Baltes in fiscal 2020 under the Maggiano’s Profit Sharing Plan, the following brief description is provided to explain the plan details that governed his target award opportunity. The Maggiano’s Profit Sharing Plan is a cash-based annual incentive arrangement in which the former President of Maggiano’s participated, together with all restaurant support center team members that work for the Maggiano’s brand. Two-thirds of awards under this plan are based on achievement of adjusted profit before taxes compared to target profit before taxes for the Maggiano’s brand. One-third of awards under the Maggiano’s Profit Sharing Plan are based on achievement of two equally weighted KPIs compared to target KPIs. The KPIs selected for fiscal 2020 were Comp Sales at Maggiano’s and a guest satisfaction score measured by guests’ intent to return. All targets were established by the Committee during the first quarter and were set at levels that were difficult to achieve. Mr. Baltes forfeited his award opportunity under the Maggiano’s Profit Sharing Plan in connection with his departure from the Company, and no other Executive Officers participate in the Maggiano’s Profit Sharing Plan.

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Long-Term Incentives

The Committee granted each of the Brinker NEOs a mix of stock options, performance shares and restricted stock units. Target long-term incentive values were determined by the Committee by analyzing benchmark data, performance, program cost and total compensation targets. Once the target value was established, the number of shares granted was based on delivering 50% of the value in performance shares, 25% of the value in stock options and 25% of the value in restricted stock units. We believe compensation programs that reward executives for performance with equity in the Company further aligns the interests of executives and shareholders and motivates executives to create long-term shareholder value.

All equity-based awards, including stock options, are generally granted on the last Thursday of each August. The number of shares granted each year fluctuates based on our stock price and other equity unit valuation methods (i.e., Black-Scholes for stock options). However, the grant date may be adjusted if the Committee anticipates the release of material nonpublic information.

Performance Shares

We grant performance shares to emphasize our pay for performance philosophy and to balance out the volatility associated with stock options. The Committee targets a certain dollar value for each performance share grant. The number of performance shares granted is then determined based on the stock price at the date of grant, and is calculated using the formula of (A) targeted value of performance share grant divided by (B) the stock price at the date of grant.

Performance shares granted in fiscal 2020 for all Brinker NEOs will be earned based on our CAGR in Adjusted EPS (as defined in the plan document) as compared to a target CAGR of 10.0% over a three-year measurement period ending in fiscal 2022. The Company’s Adjusted EPS will be calculated in accordance with the terms of the underlying plan document, which requires the Committee to make adjustments to the Company’s EPS calculated in accordance with GAAP in order to include or exclude the effects of certain items, for example, pandemics, restructuring charges and impairment charges. The Committee expects to make adjustments under the fiscal 2020 Performance Share Plan to neutralize the impact of the COVID-19 pandemic. As discussed earlier in this CD&A, the Committee makes adjustments per the plan documents to avoid windfall compensation and to avoid penalizing management for unanticipated, extraordinary one-time events. These adjustment provisions in our compensation plans are dictated by plan terms and are not discretionary under the plan document. They reflect an important feature of our compensation program that helps to retain and motivate executives with achievable targets within their control.

The target performance share award (which is granted near the beginning of the measurement period) is adjusted by the payout percentage determined after the end of the performance period, which ranges from 0% to 200% (see chart below). To earn 100% of a target award, the Company must achieve a 10.0% CAGR in Adjusted EPS over the measurement period. To determine earned shares, the number of performance shares awarded will be multiplied by the distribution percentage corresponding to the Company’s CAGR at the end of the measurement period. The distribution percentage is determined using linear interpolation between 0.1% CAGR up to 20.0% CAGR (Ex. 15.1% CAGR = 151.0% earned share distribution), as demonstrated in the table below.

Company Adjusted EPS CAGR	Payout Percentage
<=0.00%	—%

1.00%	10.00%

10.00%	100.00%

19.00%	190.00%

>=20.00%	200.00%

Earned shares are further subject to continued employment through completion of the three-year performance period (except in the case of qualified retirement, death, disability or certain involuntary terminations) and are distributed shortly thereafter. Earned shares are not subject to further vesting requirements, although they may need to be retained to meet stock ownership guidelines (see discussion below).

Maggiano’s Performance Shares

The Former President of Maggiano’s received 100% of his long-term incentive award opportunity in the form of performance shares under the Maggiano’s Performance Share Plan. The fiscal 2020 Maggiano’s Performance Share Plan allows for participants to earn performance shares based on Maggiano’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in fiscal 2022 compared to a target adjusted EBITDA for fiscal 2022. The Committee set the target adjusted EBITDA for fiscal 2022 at a level requiring significant growth in EBITDA over the measurement period. To determine earned shares, the number of performance shares awarded will be multiplied by a distribution percentage corresponding to the Maggiano’s Adjusted EBITDA at the end of the measurement period. The distribution percentage is determined using linear interpolation between modeled Adjusted EBITDA achievement levels, with $2,250,000 in Adjusted EBITDA greater than the target Adjusted EBITDA equating to a 200% Distribution Percentage and $2,250,000 in Adjusted EBITDA less than the target Adjusted EBITDA equating to a 0% Distribution Percentage. The number of shares earned as determined by Adjusted

26 Brinker International • 2020 Notice & Proxy	Making People Feel Special

EBITDA will be further modified by multiplying the earned shares by the Achieved Shared Modifier that corresponds to the Comp Sales achieved by Maggiano’s for the last fiscal year of the Measurement Period as demonstrated in the table below.

Maggiano’s Comp Sales	Achieved Share Modifier
>=2.50%	1.10

2.00% - 2.49%	1.05

1.50 - 1.99%	1.00

1.00 - 1.49%	0.95

<1.00%	0.90

Earned shares are generally subject to continued employment through completion of the three-year performance period (except in the case of qualified retirement, death, disability or certain involuntary terminations) and are distributed shortly thereafter. The Former President of Maggiano’s remains eligible to earn a prorated portion of his performance shares (based on the number of months in the measurement period he was employed) under the fiscal 2020 Maggiano’s Performance Share Plan based on the achievement, if any, of Maggiano’s of the applicable targets in fiscal 2022.

Stock Options

Stock options are intended to motivate participants to increase our stock price as they only have value if the market price of our stock increases over the closing price of our common stock on the date of grant. The actual value realized from stock options is dependent on both the increase in our stock price and each participant’s decision on when to exercise. Our stock options vest 25% per year over four years and have a term of eight years. We target a certain dollar value for each stock option grant. The number of stock options granted is determined by the option fair value at the date of grant, and is calculated using the formula of (A) targeted value of stock option grant divided by (B) the grant date fair value of each option as determined by the Black-Scholes valuation method.

Restricted Stock Units

Restricted stock units are intended to align participants to increase our stock price while acting as a retention tool, with shares only vesting with continued employment for three years, subject to acceleration in the event of qualified retirement, death, disability or certain involuntary terminations.

Benefits and Perquisites

Health and Welfare Benefits

All of our salaried employees are eligible for health and welfare benefits, including the NEOs. Our salaried employees, including the NEOs, also receive term life, short-term disability and long-term disability insurance. The level of Company-provided coverage for the Executive Officers, including the NEOs, is provided at a higher level than is provided for other employees for some Company-provided benefits. We have provided detailed information in the chart below for the NEOs.

Company-Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care
Benefit	Up to 4× Salary, max. $3.5M benefit	2× Salary up to $1M	70% Wage Replacement up to $30K per month	$201 daily benefit amount

Limited Perquisites

We provide our Executive Officers, including the NEOs, with perquisites that are generally intended to promote their well-being and efficiency. The Committee reviews the perquisites during our annual benchmarking process for reasonableness and consistency with competitive practice. We currently provide our Executive Officers (including the NEOs, with the exception of the CEO) with the following perquisites:

•	Car allowance
•	Financial planning allowance
•	Dining card
•	Annual executive physical
•	Mobile communication device allowance
•	Health club reimbursement

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The CEO receives only a dining card, an annual executive physical and a mobile communication device allowance.

We do not own or lease any aircraft for the benefit of management. Providing perquisites separately and not rolling them into base salary ensures those dollars are not included in our calculations for benefits such as life insurance, or other programs that use base salary in their calculation such as the Profit Sharing Plan and our 401(k) Plan.

Savings Plans

Our 401(k) Plan and Deferred Income Plan (“Deferred Plan”) are designed to provide the Company’s team members with competitive tax-deferred long-term savings vehicles. The 401(k) Plan is intended to be a tax-qualified retirement plan and the Deferred Plan is a non-qualified deferred compensation plan.

401(k) Plan

All of our team members, including those who may be classified as highly compensated by the IRS, who have attained the age of 21 and completed 90 days of service with the Company are eligible to participate in the 401(k) Plan. Prior to May 13, 2020 the Company matched 100% of each participant’s contribution up to the first 3% of the participant’s base salary and bonus contributed to the plan and 50% up to the next 2% of the participant’s base salary and bonus up to the IRS limits with all Company contributions vesting immediately. In order to preserve cash during the COVID-19 pandemic, the Company match was suspended for all participants on May 13, 2020 for the remainder of the calendar year.

Deferred Plan

The Deferred Plan is a non-qualified deferred compensation plan available to all of our officers, including the NEOs; however, none of our NEOs currently participate in the Deferred Plan.

Other Executive Compensation Program Elements

Performance-Based Options

Executive Special Equity Awards (“Performance-Based Options”) were approved in fiscal 2018 and fiscal 2019 by the Committee to incentivize a select group including Mr. Roberts and Mr. Provost to continue leading the Company during a transformative period in the industry and to further align their compensation with Company performance and increases in shareholder value. All or a portion of the Performance-Based Options may vest in accordance with the following terms and conditions, subject to continued employment through the applicable vesting date:

(i)

One-half of the Performance-Based Options will vest at the end of fiscal 2021 if the Company achieves EPS (defined in the Special Equity Award plan document as Adjusted Net Income divided by Adjusted Diluted Weighted Average Shares) equal to or greater than the target for fiscal 2021 (the “2021 EPS Performance Condition”). The Performance-Based Options were designed to require a multi-year strategy that transforms the Company and creates significant growth and additional shareholder value. When the Performance-Based Options were granted in the first quarter of fiscal 2018, the original 2021 EPS Performance Condition was a target of $4.40. For context of the difficulty of achieving this target, EPS (as defined under the plan) for the most recent fiscal year (2017) prior to the award was $3.20. Subsequently, the Committee adjusted the 2021 EPS Performance Condition to neutralize the impact of a decreased corporate tax rate implemented by the Tax Cut and Jobs Act, resulting in a new, higher target EPS of $4.86.

(ii)

One-half of the Performance-Based Options will vest at the end of the fiscal 2022 if the Company achieves EPS equal to or greater than the target for fiscal 2022 (the “2022 EPS Performance Condition”). In the event that the 2021 EPS Performance Condition is not met in fiscal 2021, then all of the Performance-Based Options will vest at the end of fiscal 2022 if the 2022 EPS Performance Condition is satisfied at the end of fiscal 2022. When the Performance-Based Options were granted in the first quarter of fiscal 2018, the original 2022 EPS Performance Condition was a target of $5.00. Subsequent to the grant and setting of the original target, the Committee adjusted the 2022 EPS Performance Condition to neutralize the impact of a decreased corporate tax rate implemented by the Tax Cut and Jobs Act, resulting in a new, higher target EPS of $5.54.

As discussed in the Pay for Performance section of this CD&A, the Committee applies its pay for performance philosophy to make adjustments under our compensation plans so that when certain extraordinary events occur our executives are neither paid windfall compensation nor penalized with unachievable targets. The Committee intends to adjust the EPS targets for both the 2021 EPS Performance Condition and the 2022 EPS Performance Condition so that the targets are both as challenging and as achievable as they were before the pandemic occurred. These adjustments have not yet been made because the Committee continues to evaluate the ongoing impact of the pandemic on the Company, the Company’s performance relative to peers, the impact of COVID-19 on the Company’s peers and the potential adjustments to the targets that would be consistent with the sustained, superior performance expected for the vesting of the Performance-Based Options.

The Committee’s intention to make adjustments is aligned with shareholder interests and also important for retaining Mr. Roberts and Mr. Provost through the performance period, both of whom are currently retirement-eligible. The Committee communicated to Mr. Roberts and Mr. Provost their intent to make future adjustments near the end of the Company’s fiscal year in June 2020, when the Company’s stock price was significantly below the exercise prices of the Performance-Based Options. Because the exercise prices of the Performance-Based Options were not changed, the Committee communicated to the participating NEOs that in order to realize any value from the Performance-Based Options they would have to both meet the applicable adjusted EPS target and drive the Company’s share price significantly higher. Subsequently, management executed the unprecedented launch and successful initial growth of the It’s Just Wings brand discussed in this

28 Brinker International • 2020 Notice & Proxy	Making People Feel Special

CD&A, and continued to take significant market share with the Chili’s business. The Company’s stock price increased from $23.53 as of the end of fiscal 2020 to $45.04 as of August 31, 2020, the end of the month prior to filing this proxy.

The Performance-Based Options granted in fiscal 2018 have an exercise price of $31.22 and the Performance-Based Options granted in fiscal 2019 have an exercise price of $43.83, and the latest date the options can be exercised is August 31, 2025. The Committee believes its intention to make appropriate adjustments under the Performance-Based Options plan has and will continue to motivate our executives to grow shareholder value through successful multi-year strategies and to adapt and innovate in the new challenging circumstances presented by the COVID-19 pandemic.

Maggiano’s Long Term Plan

In fiscal 2020, the Committee and the Board approved the Maggiano’s Little Italy Change in Control and Long Term Incentive Plan (the “Maggiano’s Long Term Plan”) and the opportunity for the Former President of Maggiano’s to earn 70% of the total potential bonus pool under the Maggiano’s Long Term Plan. Under the Maggiano’s Long Term Plan, a cash bonus pool will be available for awards to participants at the end of the Company’s 2024 fiscal year in the event that Maggiano’s EBITDA has a five-year compound annual growth rate (“CAGR”) that meets or exceeds target levels designated by the Committee. No awards will be made if the EBITDA CAGR does not meet the minimum threshold. The Committee set the target EBITDA CAGR at levels difficult to achieve that require significant growth in EBITDA that exceed target growth levels under the existing Maggiano’s Performance Share Plan and that require the elevated performance to be sustained for a longer period of time. In the event a change of control of Maggiano’s (excluding a change in control of the entire Company) occurs before the end of the Company’s 2024 fiscal year, a cash bonus pool may be available for awards to participants in an amount equal to a percentage multiplied by the incremental value generated from the change in control of Maggiano’s over a Committee-approved base value. The Maggiano’s Long Term Plan requires significant value creation in order for participants to achieve any payment in the event of a change of control of Maggiano’s. Mr. Baltes forfeited his award opportunity under the Maggiano’s Long Term Plan in connection with his departure from the Company, and no other NEOs or Executive Officers participate in the Maggiano’s Long Term Plan.

Retiree Medical Benefits

Select officers, including the NEOs, are eligible to receive retiree medical insurance from us if they meet our definition of retirement (described below in the section entitled Retirement Definitions and Payouts). This fully insured policy is paid for by both the retiree and the Company. The cost split between the retiree and the Company mimics that of the cost split for our active employees and their medical benefits. Currently, that percentage is approximately 70% of the cost paid by the Company and 30% of the cost paid by the participant. Participants are eligible to receive this coverage until age 65.

Career Equity

Career Equity was a restricted stock unit program that worked as a retention device since the shares only vest upon retirement. Detailed information concerning our retirement provisions can be found below in the section of this proxy statement titled Retirement Definitions and Payouts. The program was discontinued after fiscal 2016, but some NEOs still have outstanding unvested restricted stock units related to this program.

Stock Ownership Guidelines

We have stock ownership guidelines for our senior vice presidents and above, including the NEOs. Stock ownership aligns the interests of these officers with shareholders and promotes good corporate citizenship. Guidelines are reviewed annually by the Board of Directors, including a comparison of market prevalence and guideline designs.

The guidelines for all senior vice presidents and above, including all of our NEOs, define stock ownership to include the value of any shares currently owned; vested, in-the-money stock options (which are valued based on the “in the money” value of the stock option); the value of any unvested restricted stock or restricted stock units; and the value of one-third of any unvested performance shares. We include the value of one-third of the unvested performance shares because on average it is expected that at least one-third of the shares will vest over multiple performance cycles.

The guidelines are based on a multiple of base salary which is used to calculate the desired value of holdings by position and are as follows:

Stock Ownership Guidelines

Position	Multiplier
CEO	6X

EVP or Brand President	4X

SVP	3X

The Company’s officers, including the NEOs, subject to the guidelines have five years to accumulate the necessary shares. The five-year period begins on the date the officer is promoted to the applicable position. If, however, such officer was not previously an employee of the Company, then the officer will be provided six years to meet the guideline. Should any officers be below the guidelines after being in the

Making People Feel Special	Brinker International • 2020 Notice & Proxy 29

program for five years (or six, as applicable), they may receive half of any short-term incentives in shares until the guidelines are met. Currently, all officers are in compliance with the guidelines or have additional time to meet the guidelines pursuant to the standards described in this paragraph.

The Company has a written insider trading policy that, among other things, prohibits its directors, officers and all employees from engaging in short-sale transactions of Company securities, pledging Company securities, or placing Company securities in margin accounts. Per the insider trading policy, no director, executive officer, or employee shall engage in any hedging transactions with respect to any of the Company’s securities. Hedging transactions include trading in any derivative security relating to Company securities. In particular, other than pursuant to a Company benefit plan, no director, executive officer, or employee may acquire, write or otherwise enter into an instrument that has a value determined by reference to Company securities, whether or not the instrument is issued by the Company.

Recoupment Provisions

Our individual plan documents and our grant agreements contain language stating that if the Board of Directors determines any fraud, negligence or intentional misconduct by an officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Further, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 36 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 36 months.

Changes to Compensation Programs for Fiscal 2021

The COVID-19 pandemic continues to create uncertainty for when our dining rooms will be fully open, when our guest behaviors will return to normal and what macro-economic factors will look like in the near term, such as employment levels and disposable income. For fiscal 2021, the Committee decided to change the mix of long-term equity compensation in order to reduce the percentage that would be dependent on performance targets that are extremely difficult to set during the ongoing pandemic. The Committee also decided to eliminate stock options from the mix of long term equity due to the high volatility of the Company’s stock price and the positive retentive value for executives of increasing the percentage of compensation paid in RSUs. As a result, the mix of long term equity for fiscal 2021 for our NEOs consists of 80% RSUs and 20% performance shares. The Committee expects to return to higher percentages of executive compensation being paid with performance shares and stock options in fiscal 2022. In addition, for fiscal 2021, targets for the short term incentive plan will be set and achievement measured on a quarterly basis due to the difficultly of setting annual targets during the COVID-19 pandemic.

Equity Compensation Plan Information

The following table summarizes, as of June 24, 2020, the options, performance shares, and RSUs outstanding and shares available for issuance to our officers and team members under the Stock Option and Incentive Plan (“1998 Plan”) and to our directors under the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (“1999 Plan”):

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)

Plan Category	(#)		($)(1)	(#)
Equity compensation plans approved by security holders	3,782,219	(2)	40.68	2,645,943	(3)

Equity compensation plans not approved by security holders	—		—	—

Total	3,782,219		40.68	2,645,943

(1)	The amounts shown in this column relate only to options exercisable for common shares.
(2)	The amount shown includes 1,126,625 shares issuable in respect of restricted stock units and performance shares (assuming target achievement of applicable performance metrics).
(3)	The amount shown includes 2,536,445 shares available for issuance under the 1998 Plan and 109,498 shares available for issuance under the 1999 Plan.

Tax Implications

As one of the factors in its review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for the CEO and other NEOs depends upon the timing of the vesting or exercise of previously granted rights. Prior to the 2017 Tax Cuts and Jobs Act, compensation that satisfied conditions set forth under Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not

30 Brinker International • 2020 Notice & Proxy	Making People Feel Special

apply to compensation paid to the CFO. The 2017 Tax Cuts and Jobs Act eliminated the performance-based compensation exception and additionally applies the limit to the CFO and certain former executive officers. However, it provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which is not materially modified after that date. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our CEO, CFO and our other NEOs covered by the new tax law, other than previously granted awards that comply with the transition rules. We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 31

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

GEORGE R. MRKONIC (Chair)

CINDY L. DAVIS

WILLIAM T. GILES

PRASHANT N. RANADE

Compensation Policies and Practices As They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all team members, including officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to the compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our officers and team members. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments; maintaining stock ownership guidelines for our executive officers; and maintaining no employment agreements. Furthermore, the Committee retains its own independent compensation consultants to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles and pay opportunity levels.

In fiscal 2020, the Committee reviewed the concept of risk as it relates to our compensation programs and determined that our programs do not encourage excessive or inappropriate risk. In reaching this conclusion, the Committee noted that long-term incentives are predominately equity-based and tied to shareholder returns, market comparisons are used, ownership guidelines are applied, and the majority of variable pay is tied to Company performance.

32 Brinker International • 2020 Notice & Proxy	Making People Feel Special

FISCAL 2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Wyman T. Roberts	2020	923,077		2,849,933	949,992	1,093,800	67,148	5,883,950
President & CEO	2019	1,000,000		2,849,959	4,156,227	1,882,591	65,135	9,953,912
	2018	1,000,000		2,553,223	2,221,460	985,710	58,336	6,818,729

Joseph G. Taylor	2020	473,704		408,745	136,245	318,551	45,879	1,383,124
EVP & CFO	2019	433,663		337,480	112,492	413,507	34,234	1,331,376
	2018	402,941	65,000	340,693	112,227	206,851	31,464	1,159,176

Steve D. Provost (5)	2020	487,449		408,745	136,245	303,143	55,537	1,391,119
EVP & President	2019	499,223		408,747	136,245	515,688	61,854	1,621,757
Maggiano’s	2018	486,674		411,968	598,921	283,471	60,863	1,841,897

Richard A. Badgley	2020	379,284		262,484	87,499	236,682	46,514	1,012,463
EVP & CAO	2019	353,314		187,445	62,497	336,892	38,204	978,352
	2018	344,221		490,674	62,346	185,074	36,615	1,118,930

Charles A. Lousignont	2020	329,261		187,428	62,495	156,245	50,275	785,704
SVP & CSCO

Kelly C. Baltes (5)	2020	533,093		500,014	—	—	648,923	1,682,030
Former EVP & President	2019	503,462		503,344	—	295,225	45,646	1,347,677
Maggiano’s

(1)	The amounts shown represent all salary received during the applicable fiscal year. Our salaries are paid on a bi-weekly basis.
(2)

The amounts shown represent the fair market value on the grant date of equity granted to the NEOs in the applicable fiscal year as determined pursuant to ASC Topic 718. For additional information on the assumptions used in valuing our equity awards see Note 14 to our Consolidated Financial Statements filed on Form 10-K for the fiscal year ended June 24, 2020. These amounts do not include any reduction in the value for the possibility of forfeiture. These amounts for Messrs. Roberts, Taylor, Provost, Badgley and Lousignont include grant date fair values for the fiscal 2020 performance shares at target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential value of these performance shares is 200% of target. For fiscal 2020, Mr. Roberts’ target grant date fair value for such performance shares is $1,899,968 and the maximum value would be $3,799,936, Mr. Taylor’s target grant date fair value is $272,497 and the maximum value would be $544,994, Mr. Provost’s target grant date fair value is $272,497 and the maximum value would be $544,994, Mr. Badgley’s target grant date fair value is $174,989 and maximum value would be $349,979, Mr. Lousignont’s target grant date fair value is $124,965 and maximum value would be $249,930. For Mr. Baltes, these amounts include grant date fair value for the fiscal 2020 Maggiano’s performance shares at target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential value of these performance shares is 220% of target. For fiscal 2020, Mr. Baltes’ target grant date fair value is $500,014 and the maximum value would be $1,100,030.

(3)

The amounts shown were earned under the applicable Profit Sharing Plan. Details about the plans can be found in the Compensation Discussion and Analysis under the section titled Short-Term Incentives of this Proxy Statement.

(4)

The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the year. These include: car allowance, dining discount, financial planning, health club reimbursement, annual executive physical, mobile communication allowance, life insurance, executive retiree medical insurance, long-term care insurance, and company matching contributions to the qualified 401(k) Plan, which are listed in the following table:

	All Other Compensation Included in the Summary Compensation Table for Fiscal 2020
Name	Company Matching Contributions to the 401(k) Plan ($)	Car Allowance ($)	Company Provided Life, Retiree Medical, and Long Term Care Insurance Premiums ($)(b)	Other Compensation ($)(c)	Total All Other Compensation ($)
Wyman T. Roberts (a)	11,400	—	53,397	2,351	67,148
Joseph G. Taylor	—	9,554	33,803	2,522	45,879
Steve D. Provost	9,375	9,600	27,057	9,505	55,537
Richard A. Badgley	6,154	9,554	23,405	7,401	46,514
Charles A. Lousignont	10,030	8,400	23,435	8,410	50,275
Kelly C. Baltes	19,353	9,563	13,408	606,599	648,923

(a)	Mr. Roberts’ “Other Compensation” includes only amounts for an annual executive physical, mobile communication allowance and dining discount.
(b)	Represents benefit premiums paid to a third party for Company-provided life insurance, executive retiree medical insurance and long-term care insurance.
(c)

Represents other compensation for value of perquisites and benefits paid directly to or on the NEOs’ behalf for financial planning, annual executive physical, health club reimbursement, mobile communication allowance, taxable gifts and dining discount. Mr. Baltes was eligible for, and received, a severance payment in the amount of $596,824.

(5)	Mr. Baltes departed the Company on June 3, 2020, and Mr. Provost was appointed President of Maggiano’s the same day.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 33

Fiscal 2020 Grants of Plan-Based Awards Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Committee Action Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wyman T. Roberts
Restricted Stock Units	8/12/2019	8/29/2019							24,668			949,965
Performance Shares (2)	8/12/2019	8/29/2019				493	49,337	98,674				1,899,968
Stock Options	8/12/2019	8/29/2019								139,091	38.51	949,992
Profit Sharing		N/A	12,000	1,200,000	2,400,000

Joseph G. Taylor
Restricted Stock Units	8/12/2019	8/29/2019							3,538			136,248
Performance Shares (2)	8/12/2019	8/29/2019				70	7,076	14,152				272,497
Stock Options	8/12/2019	8/29/2019								19,948	38.51	136,245
Profit Sharing		N/A	3,495	349,480	698,960

Steve D. Provost (4)
Restricted Stock Units	8/12/2019	8/29/2019							3,538			136,248
Performance Shares (2)	8/12/2019	8/29/2019				70	7,076	14,152				272,497
Stock Options	8/12/2019	8/29/2019								19,948	38.51	136,245
Profit Sharing		N/A	3,326	332,576	665,152

Richard A. Badgley
Restricted Stock Units	8/12/2019	8/29/2019							2,272			87,495
Performance Shares (2)	8/12/2019	8/29/2019				45	4,544	9,088				174,989
Stock Options	8/12/2019	8/29/2019								12,811	38.51	87,499
Profit Sharing		N/A	2,597	259,662	519,324

Charles A. Lousignont
Restricted Stock Units	8/12/2019	8/29/2019							1,622			62,463
Performance Shares (2)	8/12/2019	8/29/2019				32	3,245	6,490				124,965
Stock Options	8/12/2019	8/29/2019								9,150	38.51	62,495
Profit Sharing		N/A	1,714	171,416	342,832

Kelly C. Baltes (4)
Performance Shares (2)	8/12/2019	8/29/2019				129	12,984	28,564				500,014
Profit Sharing		N/A	3,732	373,164	820,961

(1)

The amounts shown in column (d) reflect the threshold payment level under the Profit Sharing Plan applicable to the NEO. The threshold award level is 1% of target (e) and the maximum award (f) is 200% of target (e). For Mr. Baltes the maximum award (f) is 220% of target (e).

(2)

These performance shares are detailed in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement. The amounts in columns (g)–(i) reflect the range of payouts under the plan. The August 29, 2019 dates reflect the dates the target awards were established for the performance shares. The actual awards will not be earned until the end of fiscal 2022, and only then if the performance metrics are achieved.

(3)

The amounts shown represent the fair market value at grant date for financial reporting purposes in fiscal 2020 of stock awards as determined pursuant to ASC Topic 718. For additional information on the assumptions used in valuing our equity awards see Note 14 to our Consolidated Financial Statements filed on Form 10-K for the fiscal year ended June 24, 2020.

(4)	Mr. Baltes departed the Company on June 3, 2020, and Mr. Provost was appointed President of Maggiano’s the same day.

34 Brinker International • 2020 Notice & Proxy	Making People Feel Special

Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Wyman T. Roberts		139,091			38.51	8/29/2027	24,668	(6)	580,438	49,337	1,160,900
			381,694	(4)	43.83	8/31/2025	21,914	(6)	515,636	43,829	1,031,296
	29,576	88,730			43.35	8/30/2026	100	(5)	2,353	54,452	1,281,256
			296,653	(4)	31.22	8/31/2025	27,226	(6)	640,628
	101,673	101,674			31.22	8/31/2025	3,231	(7)	76,025
	132,124	44,042			54.33	8/25/2024	2,642	(7)	62,166
	104,736				54.15	8/27/2023	2,649	(7)	62,331
	79,963				49.04	8/28/2022	5,695	(7)	134,003
	49,605				40.76	8/29/2021	6,565	(7)	154,474
	50,000				31.97	1/2/2021	1,500	(7)	35,295
	15,750				34.82	8/30/2020	2,000	(7)	47,060
							2,000	(7)	47,060
							2,000	(7)	47,060
							1,500	(7)	35,295

Joseph G. Taylor		19,948			38.51	8/29/2027	3,538	(6)	83,249	7,076	166,498
	3,502	10,507			43.35	8/30/2026	2,595	(6)	61,060	5,190	122,121
	13,081	13,457			31.22	8/31/2025	100	(5)	2,353	7,206	169,557
	4,569	1,524			54.33	8/25/2024	3,603	(6)	84,779
	3,306				54.15	8/27/2023	195	(7)	4,588
	3,181				49.04	8/28/2022	216	(7)	5,082
	2,368				40.76	8/29/2021	260	(7)	6,118
							350	(7)	8,236
							400	(7)	9,412
							800	(7)	18,824
							800	(7)	18,824
							800	(7)	18,824
							500	(7)	11,765

Steve D. Provost(9)		19,948			38.51	8/29/2027	3,538	(6)	83,249	7,076	166,498
	4,241	12,726			43.35	8/30/2026	3,143	(6)	73,955	6,286	147,910
			100,000	(4)	31.22	8/31/2025	100	(5)	2,353	8,728	205,370
	16,297	16,298			31.22	8/31/2025	4,364	(6)	102,685
	21,178	7,060			54.33	8/25/2024	923	(7)	21,718
	15,192				54.15	8/27/2023	1,733	(7)	40,777
	14,616				49.04	8/28/2022	2,085	(7)	49,060
	10,881				40.76	8/29/2021	5,470	(7)	128,709
	11,375				34.82	8/30/2020	1,250	(7)	29,413
							2,000	(7)	47,060
							1,500	(7)	35,295
							1,000	(7)	23,530

Making People Feel Special	Brinker International • 2020 Notice & Proxy 35

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Richard A. Badgley		12,811		38.51	8/29/2027	2,272	(6)	53,460	4,544	106,920
	1,945	5,838		43.35	8/30/2026	1,441	(6)	33,907	2,883	67,837
	7,475	7,476		31.22	8/31/2025	100	(5)	2,353	4,003	94,191
	9,714	3,239		54.33	8/25/2024	2,001	(6)	47,084
						9,609	(8)	226,100

Charles A. Lousignont		9,150		38.51	8/29/2027	1,622	(6)	38,166	3,245	76,355
	1,945	5,838		43.35	8/30/2026	1,441	(6)	33,907	2,883	67,837
	7,475	7,476		31.22	8/31/2025	100	(5)	2,353	4,003	94,191
	7,771	2,591		54.33	8/25/2024	2,001	(6)	47,084
	6,255			54.15	8/27/2023	9,609	(8)	226,100
	6,264			53.98	11/6/2022	369	(7)	8,683
						185	(7)	4,353

Kelly C. Baltes(9)									3,895	91,649
									7,266	170,969

(1)	Unvested options vest 25% per year for four years on each anniversary of the grant date and have a maximum eight-year term. Each option was granted eight years or less prior to the expiration date.
(2)	Restricted stock units and performance shares are valued on the $23.53 closing price of the Company’s common stock as of the end of our fiscal year, June 24, 2020.
(3)

The grants in this column for Messrs. Roberts, Taylor, Provost, Badgley, and Lousignont reflect target awards under the fiscal 2020 - fiscal 2022, fiscal 2019 - fiscal 2021 and fiscal 2018 - fiscal 2020 Brinker Performance Share Plans, respectively. The fiscal 2018 - fiscal 2020 award paid out on August 14, 2020 at 100.0% of target. Mr. Roberts received the 54,452 shares listed, Mr. Taylor received the 7,206 shares listed, Mr. Provost received the 8,728 listed, Mr. Badgley received the 4,003 shares listed, and Mr. Lousignont received the 4,003 shares listed. The grants in this column for Mr. Baltes reflect a pro-rated target award under the fiscal 2020 - fiscal 2022 and the fiscal 2019 - fiscal 2021 Maggiano’s Performance Share Plans.

(4)	These Performance-Based Options are described in the Compensation Discussion and Analysis under the section titled Performance-Based Options section of this Proxy Statement.
(5)	These restricted stock units were granted to NEOs as compensation for signing a non-compete agreement and vested on September 21, 2020.
(6)	These restricted stock units were granted to NEOs as part of their annual equity award and cliff vest after three years.
(7)

These restricted stock units were granted to NEOs under the Career Equity program as described in the Compensation Discussion and Analysis under the section titled Long-Term Incentives of this Proxy Statement and vest upon retirement from the Company.

(8)

These restricted stock units are retention grants as detailed in the Compensation Discussion and Analysis under the section titled Retention Awards of this Proxy Statement. These grants vested on August 31, 2020.

(9)	Mr. Baltes departed the Company on June 3, 2020, and Mr. Provost was appointed President of Maggiano’s the same day.

36 Brinker International • 2020 Notice & Proxy	Making People Feel Special

FISCAL 2020 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Wyman T. Roberts	—	—	27,504	1,022,324

Joseph G. Taylor	—	—	951	35,349

Steve D. Provost	16,500	296,857	18,066	444,244

Richard A. Badgley	—	—	2,022	75,158

Charles A. Lousignont	—	—	1,617	60,104

Kelly C. Baltes	—	—	—	—

(1)	Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.
(2)

Reflects the vesting of the restricted stock units under the fiscal 2017 - fiscal 2019 Performance Share Plan. For Mr. Provost, also reflects the vesting of restricted stock units under his fiscal 2017 Retention Award.

(3)	The value realized is based upon the fair market value of our common stock on the date of vesting multiplied by the number of units which vested.

Non-Qualified Deferred Compensation Plan

None of our NEOs participate in our non-qualified compensation plan.

Company Sponsored Pension Plan

The Company does not sponsor a pension plan.

Retirement Definitions and Payouts

For those executives who remain with us for their career, we want to ensure they are able to benefit from their contributions to our long-term success. Therefore, we have defined retirement provisions that allow for post-employment benefits. Early retirement is defined as age plus years of service equals 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equals 70, with a minimum age of 60; or attainment of age 65 (regardless of service). This definition is applied to all of our equity programs (except for retention and other one-time equity grants), our retiree medical program, and our Profit Sharing Plans. Listed below are our general equity programs and their treatment under early and normal retirement scenarios:

	Early Retirement	Normal Retirement
Stock Options	Unvested options accelerated and remain exercisable for the shorter of 12 months or the expiration date	Unvested options accelerated and remain exercisable for the shorter of 36 months or the expiration date

Performance-Based Options	Unvested options are forfeited	Unvested options are forfeited

Performance Shares	Pro-rated and paid at the end of the measurement period based on actual results	The full award is paid at the end of the measurement period based on actual results

Restricted Stock Units	Pro-rated and paid upon retirement	The full award is paid upon retirement

The restricted stock units granted to Executive Officers for fiscal 2021 long-term incentives are retentive in nature and will be treated differently than typical restricted stock unit grants as follows: (1) only a pro-rated portion of the award will automatically vest upon retirement for Executive Officers that meet the definition of normal retirement, with the Committee retaining discretion to allow the full vesting of the award if the Executive Officer has made satisfactory contributions to set the Company on a successful trajectory for the period after the Executive Officer’s retirement, including the satisfactory transition of responsibilities to a successor, and (2) no portion of the award will vest upon retirement if an Executive Officer only qualifies for early retirement.

CEO Severance and Change in Control Agreement

We are a party to the CEO Severance and Change in Control Agreement (the “CEO CIC Agreement”) that provides for severance pay to Mr. Roberts in the event of (A) a termination without Cause prior to or more than two years following a change in control, or (B) a termination without Cause or resignation for Good Reason within two years following a change in control. “Cause” and “Good Reason” are defined in the CEO CIC Agreement. Under the CEO CIC Agreement, the CEO will be entitled to receive:

•

payment of: (i) 24 months of base salary (in the event of a termination without Cause prior to or more than two years following a change in control) or 36 months of base salary (in the event of a termination without Cause or resignation for Good Reason within two years

Making People Feel Special	Brinker International • 2020 Notice & Proxy 37

following a change in control) plus (ii) an amount equal to the CEO’s target bonus for the year of termination under the applicable Company Profit Sharing Plan; and

•	continued payment by the Company of the CEO’s health insurance coverage premiums for 18 months following the CEO’s termination.

Payments under the CEO CIC Agreement are conditioned on the CEO abiding by certain restrictive covenants and executing a separation agreement and release in a form satisfactory to the Company. The treatment of the CEO’s outstanding equity awards upon termination is determined in accordance with the applicable equity plan documents.

NEO Change in Control Severance Agreements and Severance Plan

We have entered into NEO Change in Control Severance Agreements (the “NEO CIC Agreements”) with each of Mr. Provost, Mr. Taylor and Mr. Badgley, and adopted the Executive Severance Benefits Plan (“Severance Plan”) for eligible executive employees of the Company (capitalized terms used below are defined in the NEO CIC Agreements and Severance Plan, as applicable). We entered into a Change in Control Severance Agreement with Mr. Lousignont in 2017 and with Mr. Baltes in 2019 (the “BLT CIC Agreement”). The Severance Plan provides certain benefits to Company executive officers who (i) are at the level of senior vice president or higher with the Company (other than the CEO), (ii) have entered into a change in control severance agreement with the Company and (iii) are designated by the Committee to participate in the Severance Plan. Each of our NEOs other than the CEO participates in the Severance Plan.

Pursuant to the NEO CIC Agreements, in the event that the NEO is terminated without Cause prior to or more than two years following a change in control, the NEO will be entitled to receive the following severance under the Severance Plan:

•	18 months of the NEO’s then current base salary;

•

annual bonus for the year of termination that the NEO would have been eligible to earn under the applicable Profit Sharing Plan based on the actual Company performance if the NEO had remained employed; and

•

continued payment by the Company of the NEO’s health insurance coverage premiums for 18 months following the NEO’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “18-Month COBRA Subsidy”).

Under the NEO CIC Agreements, in the event that the NEO is terminated without Cause or resigns for Good Reason (as defined in the agreement), in each case within two years following a change in control, the NEO will be entitled to receive, in lieu of any severance benefits under the Severance Plan:

•	24 months of the NEO’s then current base salary;

•	an amount equal to the NEO’s target bonus for the year of termination under the applicable Profit Sharing Plan; and

•	the 18-Month COBRA Subsidy.

Pursuant to the BLT CIC Agreement, in the event that the NEO is terminated without Cause prior to or more than two years following a change in control, the NEO will be entitled to receive the following severance under the Severance Plan:

•	12 months of the NEO’s then current base salary;

•

annual bonus for the year of termination that NEO would have been eligible to earn under the applicable Profit Sharing Plan based on the actual Company performance if the NEO had remained employed; and

•

continued payment by the Company of the NEO’s health insurance coverage premiums for 12 months following the NEO’s termination date to the same extent that the Company paid for such coverage immediately prior to the date of termination (the “12-Month COBRA Subsidy”).

Under the BLT CIC Agreement, in the event that the NEO is terminated without Cause or resigns for Good Reason (as defined in the agreement), in each case within two years following a change in control, the NEO will be entitled to receive, in lieu of any severance benefits under the Severance Plan:

•	12 months of the NEO’s then current base salary;

•	an amount equal to the NEO’s target bonus for the year of termination under the applicable Profit Sharing Plan; and

•	the 12-Month COBRA Subsidy.

Kelly C. Baltes Separation

As a result of a change in leadership structure, effective June 3, 2020, Kelly Baltes departed the Company. In connection with his departure, Mr. Baltes was eligible for and received the following benefits pursuant to the Severance Plan: (i) $563,750, representing 12 months of his then current base salary, and (ii) $26,074, representing 12 months of premiums for continuation of health insurance coverages through COBRA.

38 Brinker International • 2020 Notice & Proxy	Making People Feel Special

Equity and Other Incentive Awards

Beginning with awards granted in fiscal 2017, we removed single-trigger provisions that would result in the automatic full vesting of awards upon a change in control. The provisions were refined as detailed below with respect to awards granted to the NEOs in fiscal 2018 and beyond:

Restricted Stock Units, Stock Options, and Performance-Based Stock Options:

•

Outstanding grants made in fiscal 2018 and beyond of restricted stock units, stock options, and performance-based stock options do not become fully vested upon a change in control (as defined in the applicable award agreement) unless the awards are not assumed or replaced with comparable awards by the acquiring entity or cease to remain outstanding immediately following the change in control. If a participating NEO is terminated without Cause within 24 months following a change in control or terminates for Good Reason within 24 months following a change in control, these restricted stock units, stock options and performance-based stock options become fully vested (and, in the case of stock options and performance-based options, exercisable) upon such termination.

Performance Share Plans:

•

Performance share awards do not vest upon a change in control (as defined in the Brinker Performance Share Plan and Maggiano’s Performance Share Plan) unless the awards are not assumed or replaced with comparable awards by the acquiring entity in such a change in control, or cease to remain outstanding immediately following the change in control. Otherwise, upon a change in control, the applicable measurement period (but not the performance period) will end and the performance calculations will be modified to account for the shortened measurement period. A participating NEO must remain employed through the end of the performance period to earn such award, unless the NEO is terminated without Cause or terminates for Good Reason following the change in control, in which case the NEO will fully vest upon termination in the number of achieved shares determined based on performance through the change in control date.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of June 24, 2020, and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables include only additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 39

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

WYMAN T. ROBERTS(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability (6) ($)	Death (6) ($)
Cash Compensation
Cash Severance (2)	—	—	2,000,000	—	3,000,000	—	—
Profit Sharing (3)	1,093,800	1,093,800	1,200,000	—	1,200,000	1,093,800	1,093,800
Equity Compensation (4)
Stock Options	—	—	—	—	—	—	—
Performance Shares (5)	3,473,452	3,473,452	3,473,452	—	3,473,452	3,473,452	3,473,452
Restricted Stock	2,439,826	2,439,826	2,439,826	—	2,439,826	2,439,826	2,439,826
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	—	3,500,000
Disability Insurance (8)	—	—	—	—	—	986,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	7,007,078	7,007,078	9,113,278	—	10,113,278	7,993,745	10,507,078

(1)	Mr. Roberts is eligible for normal retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death or disability) he would retire from the Company.
(2)

Severance payments shown are based on Mr. Roberts’ CEO CIC Agreement. His agreement provides for 24 months of severance upon a termination without cause or 36 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2020, but is unpaid as of the last day of the fiscal year. Mr. Roberts’ agreement states that no less than a target award will be paid upon termination related to a change in control or termination without cause.

(4)	Under our retirement provisions, Mr. Roberts is able to retain:
•	all of his fiscal 2017, 2018, 2019 and 2020 option awards;
•	all of his performance share awards; and
•	all of his restricted stock units and Career Equity awards.
Mr. Roberts is only able to retain the fiscal 2018 and fiscal 2019 Performance-Based Options under the change in control, disability and death scenarios.

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Roberts’ equity awards, please see the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(5)	Under all of the scenarios listed, the fiscal 2018 performance shares reflect a payout of 100% and a target payout for fiscal 2019 and 2020 awards.
(6)

Under our death and disability provisions, Mr. Roberts is able to retain all of his fiscal 2017, 2018, 2019 and 2020 option awards, performance share awards, restricted stock units and Career Equity awards. Mr. Roberts is only able to retain a pro-rata portion of the fiscal 2018 and fiscal 2019 Performance-Based Options.

(7)	The Company provides term life insurance for Mr. Roberts at four times base salary with a maximum benefit of $3,500,000.
(8)	Amount shown assumes that Mr. Roberts would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

40 Brinker International • 2020 Notice & Proxy	Making People Feel Special

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

JOSEPH G. TAYLOR(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability(6) ($)	Death(6) ($)
Cash Compensation
Cash Severance (2)	—	—	750,000	—	1,000,000	—	—
Profit Sharing (3)	318,551	318,551	318,551	—	349,480	318,551	318,551
Equity Compensation (4)
Stock Options	—	—	—	—	—	—	—
Performance Shares (5)	458,176	458,176	458,176	—	458,176	458,176	458,176
Restricted Stock	333,114	333,114	333,114	—	333,114	333,114	333,114
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	—	2,000,000
Disability Insurance (8)	—	—	—	—	—	833,333	—
Accrued Vacation	—	—	—	—	—	—	—
Total	1,109,841	1,109,841	1,859,841	—	2,140,770	1,943,174	3,109,841

(1)	Mr. Taylor is eligible for normal retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the Company.
(2)

Severance payments shown are based on Mr. Taylor’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2020, but is unpaid as of the last day of the fiscal year. Mr. Taylor’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)	Under our retirement provisions, Mr. Taylor is able to retain:
•	all of his fiscal 2017, 2018, 2019 and 2020 option awards;
•	all of his performance share awards; and
•	all of his restricted stock units and Career Equity awards.

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Taylor’s equity awards, please see the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(5)	Under all of the scenarios listed, the fiscal 2018 performance shares reflect a payout of 100% and a target payout for fiscal 2019 and 2020 awards.
(6)	Under our death and disability provisions, Mr. Taylor would retain his unvested equity.
(7)	The Company provides term life insurance for Mr. Taylor at four times base salary with a maximum benefit of $3,500,000.
(8)	Amount shown assumes that Mr. Taylor would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 41

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

STEVE D. PROVOST(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Change in Control ($)	Disability (6) ($)	Death (6) ($)
Cash Compensation
Cash Severance (2)	—	—	771,027	—	1,028,036	—	—
Profit Sharing (3)	303,143	303,143	303,143	—	332,576	303,143	303,143
Equity Compensation (4)
Stock Options	—	—	—	—	—	—	—
Performance Shares (5)	519,778	519,778	519,778	—	519,778	519,778	519,778
Restricted Stock	637,804	637,804	637,804	—	637,804	637,804	637,804
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	—	2,056,072
Disability Insurance (8)	—	—	—	—	—	856,697	—
Accrued Vacation	—	—	—	—	—	—	—
Total	1,460,725	1,460,725	2,231,752	—	2,518,194	2,317,422	3,516,797

(1)	Mr. Provost is eligible for normal retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the Company.
(2)

Severance payments shown are based on Mr. Provost’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2020, but is unpaid as of the last day of the fiscal year. Mr. Provost’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)	Under our retirement provisions, Mr. Provost is able to retain:
•	all of his fiscal 2017, 2018, 2019 and 2020 option awards;
•	all of his performance share awards; and
•	all of his restricted stock units and Career Equity awards.
Mr. Provost is only able to retain the fiscal 2018 Performance-Based Options under the change in control, disability and death scenarios.

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Provost’s equity awards, please see the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(5)	Under all of the scenarios listed, the fiscal 2018 performance shares reflect a payout of 100% and a target payout for fiscal 2019 and 2020 awards.
(6)

Under our death and disability provisions, Mr. Provost is able to retain all of his fiscal 2017, 2018, 2019 and 2020 option awards, performance share awards, restricted stock units, and Career Equity awards. Mr. Provost is only able to retain a pro-rata portion of the fiscal 2018 Performance-Based Options.

(7)	The Company provides term life insurance for Mr. Provost at four times base salary with a maximum benefit of $3,500,000.
(8)	Amount shown assumes that Mr. Provost would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

42 Brinker International • 2020 Notice & Proxy	Making People Feel Special

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

RICHARD A. BADGLEY(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination (4) ($)	For Cause Termination ($)	Change in Control ($)	Disability (7) ($)	Death (7) ($)
Cash Compensation
Cash Severance (2)	—	—	600,000	—	800,000	—	—
Profit Sharing (3)	—	—	236,682	—	259,662	236,682	236,682
Equity Compensation (5)
Stock Options	—	—	—	—	—	—	—
Performance Shares (6)	—	—	175,056	—	268,948	268,948	268,948
Restricted Stock	—	—	82,261	—	362,904	136,803	136,803
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance (8)	—	—	—	—	—	—	1,600,000
Disability Insurance (9)	—	—	—	—	—	666,667	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	1,093,999	—	1,691,514	1,309,100	2,242,433

(1)	Mr. Badgley is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Mr. Badgley’s NEO CIC Agreement. His agreement provides for 18 months of severance upon a termination without cause or 24 months of severance upon a termination with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2020, but is unpaid as of the last day of the fiscal year. Mr. Badgley’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Badgley is able to retain a pro-rata portion of his fiscal 2017, 2018, 2019 and 2020 option awards, a pro-rata portion of his performance share awards and a pro-rata portion of his restricted stock units. Mr. Badgley is only able to retain the fiscal 2018 one-time retention award under the change in control scenario.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Badgley’s equity awards, please see the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2018 performance shares reflect a payout of 100% and a target payout for fiscal 2019 and 2020 awards.
(7)	Under our death and disability provisions, Mr. Badgley would retain his unvested equity other than the Fiscal 2018 one-time retention award.
(8)	The Company provides term life insurance for Mr. Badgley at four times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Badgley would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 43

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR

CHARLIE A. LOUSIGNONT(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement ($)	Involuntary Not For Cause Termination (4) ($)	For Cause Termination ($)	Change in Control ($)	Disability (7) ($)	Death (7) ($)
Cash Compensation
Cash Severance (2)	—	—	344,414	—	344,414	—	—
Profit Sharing (3)	—	—	156,245	—	171,416	156,245	156,245
Equity Compensation (5)
Stock Options	—	—	—	—	—	—	—
Performance Shares (6)	—	—	164,868	—	238,383	238,383	238,383
Restricted Stock	—	—	84,531	—	360,646	134,545	134,545
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance (8)	—	—	—	—	—	—	1,033,243
Disability Insurance (9)	—	—	—	—	—	574,024	—
Accrued Vacation	—	—	—	—	—	—	—
Total	—	—	750,058	—	1,114,859	1,103,197	1,562,416

(1)	Mr. Lousignont is not eligible for retirement as of the last day of the fiscal year.
(2)

Severance payments shown are based on Mr. Lousignont’s CIC Agreement. His agreement provides for 12 months of severance upon a termination without cause or termination whether or not in connection with a change in control.

(3)

The profit sharing award shown was earned for fiscal 2020, but is unpaid as of the last day of the fiscal year. Mr. Lousignont’s agreement provides for no less than a target profit sharing award to be paid upon termination related to a change in control, and an earned award to be paid in all other scenarios.

(4)

In this scenario Mr. Lousignont is able to retain a pro-rata portion of his fiscal 2017, 2018, 2019 and 2020 option awards, a pro-rata portion of his performance share awards and a pro-rata portion of his restricted stock units. Mr. Lousignont is only able to retain the fiscal 2018 one-time retention award under the change in control.

(5)

The amounts shown here do not include the value of any vested equity awards. For more information on Mr. Lousignont’s equity awards, please see the Fiscal 2020 Outstanding Equity Awards at Fiscal Year-End Table.

(6)	Under all of the scenarios listed, the fiscal 2018 performance shares reflect a payout of 100% and a target payout for fiscal 2019 and 2020 awards.
(7)	Under our death and disability provisions, Mr. Lousignont would retain his unvested equity other than the Fiscal 2018 one-time retention award.
(8)	The Company provides term life insurance for Mr. Lousignont at three times base salary with a maximum benefit of $3,500,000.
(9)	Amount shown assumes that Mr. Lousignont would be on short-term disability for four months (the coverage allowed under our plan based on tenure) and then long-term disability for two years.

44 Brinker International • 2020 Notice & Proxy	Making People Feel Special

CEO Pay Ratio

The Committee believes executive pay must be consistent and equitable to motivate our team members to create shareholder value. The Committee reviewed a comparison of annual total compensation of the CEO to the annual compensation of the median team member who was selected from all team members who were employed (other than the CEO) as of the last day of fiscal 2020.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median team member, we utilized total cash compensation paid during the year, and we annualized the compensation for any team members that were not employed by us for all of fiscal 2020. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because the substantial portion of our team members only receive cash compensation. The majority of team members work part-time and as such are not eligible for our bonus or equity plans, and don’t work enough hours to participate in our company-paid benefit plans.

After identifying the median team member, we calculated annual total compensation for the team member using the same methodology we use for our NEOs as set forth in the Summary Compensation Table of this Proxy Statement.

The compensation for our CEO in fiscal 2020 was $5,883,950 as reported in the Summary Compensation Table above. The compensation of our median team member was $17,019. Thus, our CEO’s annual total compensation was approximately 346 times the median pay of our median compensated team member for fiscal 2020.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 45

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our financial reporting process, including our system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. KPMG LLP, our independent registered public accounting firm, is responsible for performing independent audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

In this context, the Audit Committee held discussions with our management regarding our audited consolidated financial statements. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the U.S. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited consolidated financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB and discussed with KPMG LLP their independence in connection with their audit of our consolidated financial statements. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of our internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, KPMG LLP.

Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2020 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.

Further, in accordance with its written charter, the Audit Committee is responsible for discussions with management relating to the Company’s processes to monitor and minimize significant risks and exposures. During fiscal 2020, the Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes, including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

Respectfully submitted,

AUDIT COMMITTEE

WILLIAM T. GILES (Chair)

HARRIET EDELMAN (Vice Chair)

JAMES C. KATZMAN

PRASHANT N. RANADE

46 Brinker International • 2020 Notice & Proxy	Making People Feel Special

STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of September 8, 2020 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the Annual Meeting, (c) the NEOs and (d) all executive officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of September 8, 2020		Number Attributable to Options Exercisable Within 60 Days of September 8, 2020		Percent(10)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,784,228	(1)	—	(4)	17.19%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,328,955	(2)	—	(4)	9.56%

LSV Asset Management 155 N. Wacker Dr., Suite 4600 Chicago, IL 60606	2,869,543	(3)	—	(4)	6.34%

Directors (5)
Frances L. Allen	1,082	(6)	—	(7)	*
Cindy L. Davis	5,203	(6)	—	(7)	*
Joseph M. DePinto	85,634	(6)	—	(7)	*
Harriet Edelman	29,725	(6)	—	(7)	*
William T. Giles	33,767	(6)	—	(7)	*
James C. Katzman	11,338	(6)	—	(7)	*
Alexandre G. Macedo	682	(6)	—	(7)	*
George R. Mrkonic	43,176	(6)	—	(7)	*
Prashant N. Ranade	6,460	(6)	—	(7)	*
Wyman T. Roberts	928,814	(6)	656,905	(7)	2.05%

Named Executive Officers(5)(8)		(6)
Richard A. Badgley	62,306	(6)	31,259	(9)	*
Charles A. Lousignont	58,858	(6)	40,272	(9)	*
Steve D. Provost	164,957	(6)	106,843	(9)	*
Joseph G. Taylor	82,480	(6)	46,748	(9)	*

All Executive Officers and Directors as a Group (19 persons)	1,685,122	(6)	962,003	(9)	3.72%

*	Less than 1%.

(1)

Based on information contained in Schedule 13G/A dated September 10, 2020, filed on September 10, 2020. The Schedule 13G/A reported that BlackRock, Inc. had sole dispositive power over 7,784,228 shares of common stock and had sole voting power over 7,695,249 shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated May 8, 2020, filed on May 8, 2020. The Schedule 13G/A reported that The Vanguard Group, Inc. had sole dispositive power over 4,222,761 shares of common stock, shared dispositive power over 106,194 shares of common stock and shared voting power over 74,133 shares of common stock.

(3)

Based on information contained in Schedule 13G dated February 11, 2020, filed on February 11, 2020. The Schedule 13G reported that LSV Asset Management had sole dispositive power over 2,869,543 shares of common stock and had sole voting power over 1,833,323 shares of common stock.

(4)	Not Applicable.
(5)

We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(6)

Our list includes shares of common stock that may be acquired by exercise of options vested, or vesting within 60 days of September 8, 2020, under one of the following plans: i) Stock Option and Incentive Plan and ii) 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(7)

Mr. Roberts owns 1,549,561 stock options, 656,905 of which have vested, or will vest, within 60 days of September 8, 2020. Messrs. DePinto, Giles, Katzman, Macedo, Mrkonic and Ranade, and Mms. Allen, Davis and Edelman own no stock options.

(8)	In addition to Mr. Roberts who serves as a director.

Making People Feel Special	Brinker International • 2020 Notice & Proxy 47

(9)

Mr. Badgley owns 48,498 stock options, 31,259 of which have vested, or will vest, within 60 days of September 8, 2020. Mr. Lousignont owns 54,765 stock options, 40,272 of which have vested, or will vest, within 60 days of September 8, 2020. Mr. Provost owns 238,437 stock options, 106,843 of which have vested, or will vest, within 60 days of September 8, 2020. Mr. Taylor owns 75,443 stock options, 46,748 of which have vested, or will vest, within 60 days of September 8, 2020. All Executive Officers and Directors as a Group own 2,095,377 stock options, 962,003 of which have vested, or will vest, within 60 days of September 8, 2020.

(10)	These percentages are based on number of outstanding shares of common stock as of September 8, 2020 (45,280,525 shares).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our written policy, where possible, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company. There were no transactions required to be reported under Item 404 of the SEC’s Regulation S-K.

48 Brinker International • 2020 Notice & Proxy	Making People Feel Special

FAQ’s ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

The Board of Directors of the Company is soliciting the enclosed proxy to be used at the Annual Meeting on November 5, 2020 at 9:00 a.m. (CST), and at any adjournment or postponement of that meeting. We posted this Proxy Statement and the accompanying proxy on or about September 25, 2020 to our website at www.proxydocs.com/EAT, and mailed notice on or about September 25, 2020 to all shareholders entitled to vote at the Annual Meeting.

Can I attend Annual Meeting?

In light of the COVID-19 pandemic, for the safety of all of our shareholders, associates, and other members of the community, Annual Meeting will be held in a virtual meeting format only with no physical location. We have adopted a virtual format for our 2020 Annual Meeting. In order to attend and participate in the Annual Meeting, you must register in advance at www.proxydocs.com/EAT prior to the deadline of November 3, 2020 at 5:00 p.m. (EST). Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, view the list of our shareholders of record, submit questions, and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting; please refer to the question below “Can I vote if my shares are held in “street name”?”

We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What is the purpose of the Annual Meeting?

The purpose of the meeting is to:

•	Elect ten (10) directors (Pages 3-6);
•	Vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2021 Fiscal Year (Page 7);
•	Cast an advisory vote to approve executive compensation (Page 8); and
•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

Why am I being asked to review materials online?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders online, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials online. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about September 25, 2020.

How many votes do I have?

If we had your name on record as owning stock in the Company at the close of business on September 8, 2020, then you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of the Company’s common stock you own as of that date. At the close of business on September 8, 2020, 45,280,525 shares of the Company’s common stock were outstanding and eligible to vote.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, please refer to the below FAQ of “Can I vote if my shares are held in “street name”?”

How do I vote prior to the Annual Meeting?

Whether you plan to participate in the Annual Meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may vote:

•

Online at www.proxypush.com/EAT by using your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials, proxy card (if you are a shareholder of record), or by following the instructions on your voting instruction form (if your shares are held in street name) that you received from your bank or brokerage firm;

Making People Feel Special	Brinker International • 2020 Notice & Proxy 49

•

By phone, dial the toll free number (866-785-4032) and enter your control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials, proxy card (if you are a shareholder of record), or follow instructions on your voting instruction form or notice (if your shares are held in street name); and

•	By requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials, or voting instruction form.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the Annual Meeting by:

•	Returning another proxy card with a later date;
•	Sending written notification of revocation to the Corporate Secretary at our principal executive office at 3000 Olympus Blvd., Dallas, Texas 75019;
•	Entering a later vote by telephone or online; or
•	Attending the Annual Meeting and voting.

You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Brinker representative at the Annual Meeting of your desire to revoke your proxy and then you must vote at the Annual Meeting.

Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding the proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name shareholder, you are invited to attend the Annual Meeting live via webcast so long as you register to attend the Annual Meeting at www.proxydocs.com/EAT by the registration deadline. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting.

How do I vote if my shares are held in the Company’s 401(k) Plan?

If all or some of the shares you own are held through the Company’s 401(k) Plan, you may vote by phone or online by 11:59 p.m., EST, on November 2, 2020 or the Company’s agent must receive your paper proxy card on or before November 2, 2020.

What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this Proxy Statement and the annual report. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact us by mail at Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019, Attn: Investor Relations, or by email at Investor.Relations@brinker.com or by phone at 972-980-9917. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy

50 Brinker International • 2020 Notice & Proxy	Making People Feel Special

(including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

•	Proposal 1: Elect Ten Directors

The affirmative vote of a majority of shares of common stock present or represented by proxy and voting at the meeting is required to elect each of the ten nominees for director. Abstentions and broker non-votes, to the extent there are any, have no effect on the outcome of the voting for each of the nominees.

•	Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm for the 2021 Fiscal Year

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions and broker non-votes have no effect on the outcome of the voting on this proposal.

•	Proposal 3: Advisory Vote to Approve Executive Compensation

The approval, in an advisory, non-binding vote, of the compensation of the NEOs of the Company by a majority of the shares of common stock present or represented by proxy and voting at the meeting is sought. Abstentions and broker non-votes have no effect on the outcome of the voting on this advisory, non-binding approval.

How will my proxy get voted?

If you vote over the phone or online, or properly fill in and return a paper proxy card (if requested), the designated Proxies (Wyman T. Roberts and Christopher L. Green) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of each of the ten nominees for director;
•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2021 Fiscal Year; and
•	“FOR” approval in an advisory, non-binding vote of the compensation of our NEOs.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Mediant Communications, to judge voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or at the Annual Meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the meeting.

How do I submit a proposal to be included in the Proxy Statement for next year’s annual meeting?

If you intend to present a proposal to be included in our Proxy Statement and proxy relating to the 2021 annual meeting, the Company must receive the proposal at its principal executive office no later than the close of business on May 28, 2021. The proposal must comply with Rule 14a-8 under the Exchange Act and should be addressed to the Corporate Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019.

How do I submit a proposal or director nomination to be presented at the 2020 annual meeting?

If you intend to present a proposal for other business or a nomination for election to the Board of Directors at the 2021 annual meeting that will not be included in the Proxy Statement pursuant to Rule 14a-8, you must comply with the requirements set forth in the bylaws. Among other requirements, you must give timely notice to the Corporate Secretary, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. To be timely for the 2021 annual meeting, the shareholder’s notice must be delivered or mailed and received by the Corporate Secretary no later than the close of business on May 28, 2021. However, if the date of the 2021 annual meeting is more than 30 days before

Making People Feel Special	Brinker International • 2020 Notice & Proxy 51

or after the anniversary date of this year’s Annual Meeting, shareholder’s notice must be received by the Corporate Secretary no later than the close of business on the tenth calendar day following a public announcement of the date of the 2021 annual meeting.

If you need a copy of the bylaws, you may obtain them free of charge from the Corporate Secretary or you may find them in the Company’s public filings with the SEC. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company’s proxy solicitation material.

How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the General Counsel, Brinker International, Inc., 3000 Olympus Blvd., Dallas, Texas 75019. Your Board of Directors has instructed the General Counsel to review and forward such communications to the appropriate person or persons for response.

How can I access Brinker’s proxy materials and annual report electronically?

You can access the Company’s Proxy Statement, 2020 Annual Report on Form 10-K and Fiscal 2020 Annual Report at www.brinker.com. You may simply click on the “Investors” tab on the home page, and then the “Financial Info” link in the red banner near the top of the page; the SEC filings section of our website will be available for your usage. We will also provide you free copies of these documents if you send a written request to the Company’s Corporate Secretary at 3000 Olympus Blvd., Dallas, Texas 75019. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public in the SEC’s website at www.sec.gov. The Fiscal 2020 Annual Report and the Form 10-K accompany this Proxy Statement, but are not considered part of the proxy soliciting materials.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated September 25, 2020. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless indicated otherwise in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and date of the Annual Meeting.

MISCELLANEOUS

The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 24, 2020, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,

DANIEL S. FULLER

Secretary

Dallas, Texas

September 25, 2020

52 Brinker International • 2020 Notice & Proxy	Making People Feel Special

BRINKER INTERNATIONAL®

3000 Olympus Blvd., Dallas, TX 75019 • www.brinker.com

ANNUAL MEETING OF BRINKER INTERNATIONAL, INC.
Date: Thursday, November 5, 2020
Time: 9:00 A.M. (Central Standard Time)
Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/EAT for more details.
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends a vote FOR the election of the director nominees in proposal 1 and FOR proposals 2 and 3.
1:	Election of Directors	For	Against	Abstain	Directors Recommend
	01 Frances L. Allen	☐	☐	☐	For
	02 Cynthia (Cindy) L. Davis	☐	☐	☐	For
	03 Joseph M. DePinto	☐	☐	☐	For
	04 Harriet Edelman	☐	☐	☐	For
	05 William T. Giles	☐	☐	☐	For
	06 James C. Katzman	☐	☐	☐	For
	07 Alexandre G. Macedo	☐	☐	☐	For
	08 George R. Mrkonic	☐	☐	☐	For
	09 Prashant N. Ranade	☐	☐	☐	For
	10 Wyman T. Roberts	☐	☐	☐	For

		For	Against	Abstain

2:	Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year 2021.	☐	☐	☐	For

3:	Advisory Vote to approve, by non-binding vote, Executive Compensation.	☐	☐	☐	For

To attend the Annual Meeting of Brinker International, Inc., please visit www.proxydocs.com/EAT for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Brinker International, Inc.

to be held live via the Internet on Thursday, November 5,

2020 for Holders as of September 8, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To www.proxypush.com/EAT • Cast your vote online. • View meeting documents.	OR MAIL	866-785-4032 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

            OR            • Mark, sign and date your Proxy Card/Voting Instruction Form.

                               • Detach your Proxy Card/Voting Instruction Form.

                               • Return your Proxy Card/Voting Instruction Form in the

                                 postage-paid envelope provided.

The undersigned hereby appoints Wyman T. Roberts and Christopher L. Green, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of common stock of Brinker International, Inc. that the undersigned is entitled to vote at the Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PROXY TABULATOR FOR BRINKER INTERNATIONAL, INC. P.O. BOX 8016 CARY, NC 27512-9903

Revocable Proxy — Brinker International, Inc.

Annual Meeting of Stockholders

November 5, 2020 9:00 a.m. (Central Standard Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Wyman T. Roberts and Christopher L. Green, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Brinker International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet (please visit www.proxydocs.com/EAT from more details) on Thursday, November 5, 2020, at 9:00 a.m. and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2 and 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)